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                                                                     Exhibit 2.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                    )             Chapter 11
                          )
SEITEL, INC., et al., /1/ )             Case No. 03-12227 (PJW)
                          )
                 Debtors. )             (Jointly Administered)

                             DEBTORS' THIRD AMENDED
                       JOINT PLAN OF REORGANIZATION UNDER
                 CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED
                 ----------------------------------------------

                             GREENBERG TRAURIG, LLP

The Brandywine Building               -and -     The Met Life Building
100 West Street, Suite 1540                      200 Park Avenue
Wilmington, Delaware 19801                       New York, New York 10166
(302) 661-7000                                   (212) 801-9200
Attn: Scott D. Cousins,
      Esq.(No. 3079)                             Attn: Hal M. Hirsch, Esq.
      Victoria W. Counihan,
      Esq. (No. 3488)                                  Clifford E. Neimeth, Esq.
                                                       Allen G. Kadish, Esq.

                        Counsel to Seitel, Inc., et al.,
                        Debtors and Debtors-in-Possession

                             Dated: February 4, 2004

----------
     /1/ The Debtors are the following entities: Seitel, Inc.; Seitel Management, Inc.; N360X, L.L.C.; Seitel Delaware, Inc.; Seitel Data Corp.; Seitel Data, Ltd.; Seitel Offshore Corp.; Datatel, Inc.; Seitel Solutions, Inc.; Seitel Solutions, L.L.C.; Seitel Solutions, Ltd.; SI Holdings, G.P.; Seitel Solutions Holdings, L.L.C.; Seitel Canada Holdings, Inc.; SEIC, Inc.; SEIC, L.L.C.; DDD Energy, Inc.; Energy Venture Holdings, L.L.C.; Endeavor Exploration, L.L.C.; Seitel Geophysical, Inc.; Seitel Gas & Energy Corp.; Seitel Power Corp.; Geo-Bank, Inc.; Alternative Communication Enterprises, Inc.; EHI Holdings, Inc.; Exsol Inc.; Seitel IP Holdings, LLC; Seitel Natural Gas, Inc.; Seitel Canada L.L.C.; Matrix Geophysical, Inc.; and Express Energy I, LLC.

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                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME
          AND GOVERNING LAW....................................................2
   Section 1.1   Definitions...................................................2
   Section 1.2   Rules of Interpretation......................................15
   Section 1.3   Governing Law................................................16

ARTICLE II ADMINISTRATIVE AND PRIORITY TAX CLAIMS.............................17
   Section 2.1   Administrative Claims........................................17
   Section 2.2   Priority Tax Claims..........................................17
   Section 2.3   Professional Fees............................................18
   Section 2.4   Debtor-in-Possession Financing Claims........................18

ARTICLE III CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND
            INTERESTS.........................................................19
   Section 3.1   Summary......................................................19
   Section 3.2   Classification and Treatment of Claims Against
                 and Equity Interests in the Debtors..........................20

ARTICLE IV ACCEPTANCE OR REJECTION OF THE PLAN................................25
   Section 4.1   Classes Entitled to Vote.....................................25

ARTICLE V MEANS FOR IMPLEMENTATION OF THIS PLAN...............................26
   Section 5.1   Continued Corporate Existence and Vesting of
                 Assets in the Reorganized Debtors............................26
   Section 5.2   Cancellation of Equity Interests in Seitel and Exchange
                 of Old Seitel Common Stock for Reorganized Seitel
                 Common Stock and Shareholder Warrants........................26
   Section 5.3   Issuance of Plan Securities and Other Securities,
                 Certificates and Instruments.................................26
   Section 5.4   Reserve......................................................27
   Section 5.5   Timing of Issuance...........................................28
   Section 5.6   Corporate Governance, Directors and Officers, and
                 Corporate Actions............................................28
   Section 5.7   Issuance of New Securities Pursuant to Plan: Exemptions
                 from Securities Laws.........................................31
   Section 5.8   Warrant Offering; Funding Guarantee..........................32
   Section 5.9   Guarantor Warrants...........................................33
   Section 5.10  Registration Rights Agreement................................33
   Section 5.11  Exit Revolver................................................34
   Section 5.12  High Yield Offering..........................................34
   Section 5.13  Hart-Scott-Rodino Compliance.................................35
   Section 5.14  Applicability of Section 1125 of the Bankruptcy Code.........35
   Section 5.15  Sources of Cash for Plan Distribution........................36
   Section 5.16  Revesting of Assets..........................................36

ARTICLE VI TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..............37
   Section 6.1   Assumption or Rejection of Executory Contracts and
                 Unexpired Leases.............................................37

                                        i

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                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

   Section 6.2   Claims Based on Rejection of Executory Contracts or
                 Unexpired Leases.............................................37
   Section 6.3   Cure of Defaults for Executory Contracts and Unexpired
                 Leases Assumed...............................................38
   Section 6.4   Limited Indemnification of Directors, Officers and
                 Employees....................................................38
   Section 6.5   Benefit Programs.............................................38

ARTICLE VII PROVISIONS GOVERNING DISTRIBUTIONS................................40
   Section 7.1   Distributions on Claims or Equity Interests Allowed as
                 of the Effective Date........................................40
   Section 7.2   Distributions by the Disbursing Agent........................41
   Section 7.3   Delivery of Distributions; Undeliverable or Unclaimed
                 Distributions................................................41
   Section 7.4   No Recognition of Old Seitel Common Stock....................42
   Section 7.5   Timing and Calculation of Amounts to be Distributed..........42
   Section 7.6   Setoffs......................................................43
   Section 7.7   Surrender of Cancelled Instruments or Securities.............43
   Section 7.8   Lost, Stolen, Mutilated or Destroyed Securities..............44
   Section 7.9   Fractional Shares............................................45

ARTICLE VIII PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS...........46
   Section 8.1   Prosecution of Objections to Claims and Equity
                 Interests....................................................46
   Section 8.2   Estimation of Claims.........................................46
   Section 8.3   Payments and Distributions on Disputed Claims or Disputed
                 Equity Interests.............................................46
   Section 8.4   Distributions After Allowance................................47

ARTICLE IX CONDITIONS PRECEDENT TO EFFECTIVE DATE.............................48
   Section 9.1   Conditions Precedent to Effective Date.......................48
   Section 9.2   Waiver of Conditions.........................................48
   Section 9.3   Effect of Failure of Conditions..............................48

ARTICLE X EFFECT OF PLAN CONFIRMATION.........................................50
   Section 10.1  Binding Effect...............................................50
   Section 10.2  Classification and Enforceability of Claims and Equity
                 Interests....................................................50
   Section 10.3  Discharge....................................................50
   Section 10.4  Releases.....................................................50
   Section 10.5  Preservation of Rights of Action.............................52
   Section 10.6  Exculpation..................................................52
   Section 10.7  Injunction...................................................53

ARTICLE XI RETENTION OF JURISDICTION..........................................54
   Section 11.1  Retention of Jurisdiction....................................54

ARTICLE XII MISCELLANEOUS PROVISIONS..........................................56
   Section 12.1  Payment of Statutory Fees....................................56

                                       ii

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                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

   Section 12.2  Dissolution of the Committee.................................56
   Section 12.3  Amendment or Modification of Plan............................56
   Section 12.4  Revocation of Plan...........................................56
   Section 12.5  Successors and Assigns.......................................56
   Section 12.6  Reservation of Rights........................................56
   Section 12.7  Exemption from Certain Transfer Taxes........................57
   Section 12.8  Further Assurances...........................................57
   Section 12.9  Implementation...............................................57
   Section 12.10 Service of Documents.........................................57
   Section 12.11 Plan Supplement..............................................58
   Section 12.12 Compromise of Controversies..................................58
   Section 12.13 Final Order..................................................59
   Section 12.14 Business Days................................................59
   Section 12.15 Severability.................................................59
   Section 12.16 Time.........................................................59
   Section 12.17 No Interest..................................................59
   Section 12.18 No Attorneys' Fees...........................................59
   Section 12.19 Defenses with Respect to Unimpaired Claims...................60
   Section 12.20 No Injunctive Relief.........................................60
   Section 12.21 Continued Confidentiality Obligations........................60
   Section 12.22 No Admissions................................................60
   Section 12.23 Waiver.......................................................60
   Section 12.24 Waiver of Automatic Stay to Enforce Judgment.................60

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     SEITEL, INC., and its direct and indirect Debtor subsidiaries propose the following Third Amended Joint Plan of Reorganization under chapter 11 of the Bankruptcy Code, as modified. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

     Other direct and indirect subsidiaries of Seitel and of the other Debtors that are incorporated outside of the United States of America have not commenced cases under chapter 11 of the Bankruptcy Code; these non-Debtor subsidiaries continue to operate their businesses outside of bankruptcy.

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                                    ARTICLE I

                     DEFINED TERMS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW
                     ---------------------------------------

Section 1.1   Definitions

     Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in this Plan.

     "Administrative Claim" means a Claim for costs and expenses of administration under sections 503(b), 507(a)(1) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates, and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a), 331 or 503(b) of the Bankruptcy Code;
(c) all fees and charges assessed against the Estates pursuant to 28 U.S.C. Sections 1911 - 1930; and (d) the Funding Agreement Expenses and Funding Agreement Indemnification Obligations.

     "Allowed" means, any Claim or Equity Interest or portion thereof against any Debtor, (a) proof of which was Filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c) as to which (i) no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto has been interposed within the applicable period of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order or (ii) any objection has been settled, waived, withdrawn or denied by a Final Order, or (iii) if an objection has been interposed, to the extent such Claim or Equity Interest has been allowed by a Final Order, (b) which, if no proof of claim was so Filed, has been listed by a Debtor in its Schedules as liquidated in an amount and not disputed or contingent as to which (i) no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, (ii) any objection has been settled, waived, withdrawn or denied by a Final Order, or
(iii) if an objection has been interposed, to the extent such Claim or Equity Interest has been allowed by a Final Order, (c) which Claim arises from the recovery of property under sections 550 or 553 of the Bankruptcy Code and is allowed in accordance with section 502(h) of the Bankruptcy Code, (d) which Claim or Equity Interest is expressly allowed under this Plan, or (e) which Claim or Equity Interest is allowed by a Final Order; provided, however, that the term "Allowed" shall not include, unless otherwise specified in this Plan, interest on any Claim or Equity Interest from the Petition Date.

     "Allowed Class...Claim" means, when used in reference to a Claim within a particular Class, an Allowed Claim of the type described in such Class.

     "Allowed Equity Interest" means any Equity Interest that (a) is registered as of the Ledger Closing Date in a stock register maintained by or on behalf of the Debtors, and (b) is not Disputed.

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     "Amended By-Laws" means, collectively, the By-Laws (or equivalent organizational instruments for the non-corporate Debtors) of each of the Reorganized Debtors, substantially in the form to be Filed in the Plan Supplement, which shall (i) become effective on the Effective Date, and (ii) shall be satisfactory to the Committee and the Funding Guarantors in their reasonable discretion.

     "Amended Certificates of Incorporation" means, collectively, the amended and/or restated Certificates of Incorporation (and equivalent organizational instruments for the non-corporate Debtors) of each of the Reorganized Debtors, substantially in the form to be Filed in the Plan Supplement, which shall (i) become effective on the Effective Date, and (ii) be satisfactory to the Committee and the Funding Guarantors in their reasonable discretion.

     "Ballots" means the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims or Equity Interests may indicate their acceptance or rejection of this Plan in accordance with this Plan and the Voting Instructions.

     "Bankruptcy Causes of Action" means all claims, claims for relief, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims (including, but not limited to, all claims and any avoidance, recovery, subordination or other actions against insiders and/or any other entities under the Bankruptcy Code, including sections 502(d), 510, 522(f), 522(h), 542, 543, 544, 545, 547, 548, 549, 550, 551, 553 and 724(a) of
the Bankruptcy Code or otherwise) of the Debtors, as debtors and/or as debtors in possession, whether or not they shall have been asserted on or before the Effective Date and whether or not they are pending on the Effective Date or after the Effective Date against any entity, based in law, admiralty or equity.

     "Bankruptcy Code" means sections 101, et seq. of title 11 of the United States Code, and applicable portions of titles 18 and 28 of the United States Code, as amended from time to time, to the extent such amendments are by their terms applicable to the Chapter 11 Cases.

     "Bankruptcy Court" means the United States District Court for the District of Delaware or such other district court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code and/or the General Order of such district court pursuant to section 151 of title 28 of the United States Code, the United States Bankruptcy Court in such district with authority over the Chapter 11 Cases.

     "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. Section 2075 and the General, Local and Chambers Rules of the Bankruptcy Court.

     "Bar Date" means, with respect to any Claim or Equity Interest, the date with respect to that Claim or Equity Interest fixed by the Bankruptcy Court as the last day for timely filing a proof of Claim or Equity Interest.

     "Beneficial Ownership", and all expressions and terms correlative and analogous thereto, have the meanings ascribed thereto in Rule 13d-3 under the Exchange Act.

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     "Business Day" means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).

     "Cash" means legal tender of the United States and equivalents thereof.

     "Causes of Action" means all claims, Derivative Suits, claims for relief, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, Bankruptcy Causes of Action and crossclaims of the Debtors and/or as debtors in possession, whether or not they shall have been asserted on or before the Effective Date and whether or not they are pending on the Effective Date against any entity, based in law, admiralty or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise.

     "Chapter 11 Cases" means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.

     "Claim" means a claim (as defined in section 101(5) of the Bankruptcy Code) against any of the Debtors, including, but not limited to: (a) any right to payment from the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     "Claimant" means the Holder of a Claim.

     "Class" means a classification of Claims or Equity Interests as set forth in Article III of this Plan.

     "Class Action" means that certain consolidated action entitled In re Seitel, Inc. Securities Litigation, bearing Case No. 02-1566, in the United States District Court for the Southern District of Texas, Houston Division.

     "Class Claim" means that certain proof of claim Filed pursuant to order of the Bankruptcy Court dated October 9, 2003, asserting damages substantially consistent with those set forth in the Class Action.

     "Class Settlement Order" means that certain order of the Bankruptcy Court dated December 10, 2003 directing settlement of the Class Action.

     "Committee" means the Official Committee of Equity Security Holders appointed in the Chapter 11 Cases.

     "Committee Releases" means the Committee and its advisors, agents, attorneys and other professionals retained by it.

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     "Confirmation" means the entry, within the meaning of Bankruptcy Rules 5003 and 9021, of the Confirmation Order on the docket of the Bankruptcy Court in the Chapter 11 Cases.

     "Confirmation Date" means the date upon which the Confirmation Order is entered on the docket of the Bankruptcy Court in the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

     "Confirmation Hearing" means the hearing at which the Bankruptcy Court considers confirmation of this Plan.

     "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

     "Consummation" means the substantial completion of substantially all of the transactions contemplated and required by this Plan, including, without limitation, the closing and funding of all transactions occurring on the Effective Date and the Guarantee Performance Date, respectively, and the distribution of all funds and payment in full in respect of all Claims as required pursuant to this Plan, and the issuance of all new equity interests in Reorganized Seitel as required by this Plan.

     "Creditor" means the Holder of a Claim.

     "DGCL" means the Delaware General Corporation Law, as amended.

     "D&O Insurance Policies" means the liability and indemnification policies purchased by the Debtors to provide coverage for their directors and officers in the event of litigation or other similar claims, actions and proceedings involving a director or officer in his or her capacity as such.

     "D&O Releasees" means all officers, directors, employees, attorneys, financial advisors, investment bankers, agents and representatives of the Debtors (and of the Seitel board of directors) and their affiliates who served in such capacity until immediately prior to the Effective Date, in each case in their capacity as such, but does not include any auditors who have been retained by the Debtors.

     "Data" means the onshore and offshore seismic data or any derivations thereof owned or held by the Debtors.

     "Data Library" means the library of Data available to be sold or licensed to third parties by the Debtors.

     "Data License Agreement" means a written agreement executed by any Debtor which permits the other party to such agreement to review, possess, license, select or otherwise obtain Data from the Data Library.

     "Debt Instruments" means a promissory note indenture, bond or similar instruments, certificates and other documents evidencing a Claim.

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     "Debtors" means Seitel, Inc. and its affiliates and subsidiaries that are debtors and debtors-in-possession herein, as follows: Seitel Management, Inc.; N360X, L.L.C.; Seitel Delaware, Inc.; Seitel Data Corp.; Seitel Data, Ltd.; Seitel Offshore Corp.; Datatel, Inc.; Seitel Solutions, Inc.; Seitel Solutions, L.L.C.; Seitel Solutions, Ltd.; SI Holdings, G.P.; Seitel Solutions Holdings, L.L.C.; Seitel Canada Holdings, Inc.; SEIC, Inc.; SEIC, L.L.C.; DDD Energy, Inc.; Energy Venture Holdings, L.L.C.; Endeavor Exploration, L.L.C.; Seitel Geophysical, Inc.; Seitel Gas & Energy Corp.; Seitel Power Corp.; Geo-Bank, Inc.; Alternative Communication Enterprises, Inc.; EHI Holdings, Inc.; Exsol Inc.; Seitel IP Holdings, LLC; Seitel Natural Gas, Inc.; Seitel Canada L.L.C.; Matrix Geophysical, Inc.; and Express Energy I, LLC.

     "Derivative Suits" means the shareholders' derivative suits identified as Basser v. Frame, et al., Case No. 02-CV-1874, in the United States District Court, Southern District of Texas, Houston Division; Almekinder v. Frame, et al., Case No. 02-CV-2960 in the United States District Court, Southern District of Texas, Houston Division; Berger v. Frame, et al., No. 19534-NC, in the Court of Chancery, State of Delaware, Castle County; Chemical Valley & North Central West Virginia Carpenters Pension Plan v. Frame, et al., No. 02-CV-3343, in the United States District Court, Southern District of Texas, Houston Division; Couture v. Frame, et al. Case No. 20002-37065, in the 80/th/ Judicial District Court of Harris County, Texas; Talley v. Frame, et al., Case No. 2002-33338 in the 151/st/ Judicial District Court of Harris County, Texas; and Zambie v. Frame, et al., Case No. 2002-23913, in the 333/rd/ Judicial District Court of Harris County, Texas.

     "DIP Financing Claim" means any and all amounts owed to WFF under the DIP Financing Facility, including Claims under all loan documents executed in connection therewith.

     "DIP Financing Facility" means the post-Petition Date credit facility extended by WFF to the Debtors pursuant to section 364 of the Bankruptcy Code in accordance with the terms and conditions set forth in the DIP Financing Orders.

     "DIP Financing Orders" means that certain (i) Joint Stipulation and Agreed Interim Order Authorizing Interim Financing, Granting Senior Liens and Priority Administrative Expense Status, Modifying The Automatic Stay, Authorizing Debtors to Enter into Agreements with Wells Fargo Foothill, Inc., and Setting Final Hearing on Such Financing, entered by the Bankruptcy Court on July 25, 2003;
(ii) Joint Stipulation and Second Agreed Order Authorizing Interim Financing, Granting Senior Liens and Priority Administrative Expense Status, Modifying the Automatic Stay, Authorizing Debtors to Enter into Agreements with Wells Fargo Foothill, Inc., and Setting Final Hearing on Such Financing, entered by the Bankruptcy Court on August 18, 2003; and (iii) Joint Stipulation and Agreed Order Authorizing Final Financing, Granting Senior Liens and Priority Administrative Expense Status, Modifying the Automatic Stay, and Authorizing Debtors to Enter into Agreements with Wells Fargo Foothill, Inc., entered by the Bankruptcy Court on September 22, 2003.

     "Disallowed" means a Claim or Equity Interest or any portion thereof that
(a) has been disallowed by a Final Order, (b) has been listed on the Schedules as zero or as contingent, disputed or unliquidated and as to which the Bar Date has been established but no proof of claim or Equity Interest has been timely Filed or deemed timely Filed pursuant to either the Bankruptcy Code or any Final Order or otherwise deemed timely Filed under applicable law, or

(c) is not listed on the Schedules and as to which the Bar Date has been set and no proof of claim or interest has been timely Filed or deemed timely Filed pursuant to either the Bankruptcy Code or any Final Order or otherwise deemed timely Filed under applicable law.

     "Disbursing Agent" means the Debtors, the Reorganized Debtors, or any Person or entity selected by the Debtors or Reorganized Debtors, with the consent of the Committee and the Funding Guarantors (not to be unreasonably withheld), making distributions under this Plan, as the case may be.

     "Disclosure Statement" means the Disclosure Statement for this Plan, as may be amended, supplemented, or modified from time to time, describing this Plan, that is prepared and distributed in accordance with sections 1125 and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3017 and/or other applicable law.

     "Disputed" means a Claim or Equity Interest or any portion thereof, as of the Effective Date, that is neither an Allowed Claim or Allowed Equity Interest nor a Disallowed Claim or Disallowed Equity Interest, and includes without limitation, a Claim or Equity Interest that is the subject of an objection or request for estimation with the Bankruptcy Court which has not been withdrawn, settled or overruled by a Final Order.

     "Effective Date" means the first Business Day after the Confirmation Date (or such date thereafter as is mutually acceptable to the Debtors, the Committee and the Funding Guarantors) on which (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in Section 9.1 of this Plan have been satisfied, or waived pursuant to Section 9.2 of this Plan.

     "Equity Interest" means (a) all rights (including unpaid dividends) arising from any equity security (as defined in section 101(16) of the Bankruptcy Code) of the Debtors including Old Seitel Common Stock or any Old Subsidiary Equity Interest, and (b) the legal, equitable, contractual or other rights of any person or entity to acquire or receive any of the foregoing or any right thereto or interest therein, including, but not limited to, all issued, unissued, authorized or outstanding shares of Old Seitel Common Stock, and any options, rights and warrants therefor.

     "Estate" means the estate of each Debtor as created pursuant to section 541 of the Bankruptcy Code on the Petition Date.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Price" means $0.60, as adjusted to reflect any Reverse Stock
Split.

     "Exit Revolver" means a revolving credit facility with a lender to be identified as described in Section 5.12 of this Plan.

     "Expiration Date" means the 30/th/ day next following (i) the later of (A) the Effective Date and (B) the date of mailing by Reorganized Seitel of written notice (the "Registration Notice Date") to Cede & Co. (for further delivery to brokers and beneficial Holders) that the Offered Shares Registration Statement has been declared effective by order of the SEC and that no "stop order" in respect thereof has been issued or is in effect or (ii) the issuance of an opinion of counsel acceptable to Seitel (an "1145 Opinion") that the exercise of the Offering Warrants and the sale of the Offered Shares issuable upon exercise of the Shareholder Warrants may be effected pursuant to the exemption provided by section 1145(a) of the Bankruptcy Code.

     "File" or "Filed" means file or filed with the Clerk of the Bankruptcy Court in the Chapter 11 Cases.

     "Final Decree" means the decree contemplated under Bankruptcy Rule 3022.

     "Final Order" means, as to any court, administrative agency or other tribunal, including the Bankruptcy Court, an order or judgment of such tribunal as entered on its docket as to which the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument or rehearing is pending or, if an appeal, petition for certiorari, or other proceeding for a new trial, reargument or rehearing has been timely filed or taken, the order or judgment of the tribunal has been affirmed (or such appeal or petition has been dismissed) by the highest court (or other tribunal having appellate jurisdiction over the order or judgment) to which the order was appealed or the petition for certiorari or motion for a new trial, reargument or rehearing has been denied, and the time to take any further appeal or to seek further certiorari or move for a new trial, reargument or rehearing has expired, provided, however, that the possibility of a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed with respect to such order does not prevent such order from being a Final Order.

     "Funding Agreement" means that certain commitment letter (including all exhibits and attachments thereto) between the Debtors and the Funding Guarantors under which the Funding Guarantors, upon the terms and subject to the conditions therein, shall fund the Funding Guarantee.

     "Funding Agreement Approval Order" means the order of the Bankruptcy Court approving the terms and conditions of the Funding Agreement, dated January 30, 2004.

     "Funding Agreement Expenses" means, collectively, (i) the advance in the amount of $300,000.00 made to HBV upon entry of the Funding Agreement Approval Order, and (ii) the other reasonable out-of-pocket expenses to be reimbursed to the Funding Guarantors pursuant to the Funding Agreement.

     "Funding Agreement Indemnification Obligations" means the indemnification obligations with respect to the Funding Guarantors to be undertaken by the Debtors and the Reorganized Debtors to the Funding Guarantors, and by the Funding Guarantors to the Debtors and the Reorganized Debtors under the Funding Agreement.

     "Funding Guarantee" means the obligation of the Funding Guarantors in accordance with, and subject to the terms and conditions of, the Funding Agreement, to purchase up to all $75 million of the Offered Shares not purchased by eligible Holders of Old Seitel Common Stock in the Warrant Offering at a per share price equal to the Exercise Price.

     "Funding Guarantors" means, collectively, HBV and each other person or entity (i) to which HBV assigns, in its sole discretion, an interest in the Funding Agreement; and (ii) whose identity is disclosed in writing (together with all information applicable to a selling stockholder as contemplated by Items 507 and 508 of Regulation S-K under the Securities Act and the Exchange
Act) by HBV to the Debtors as soon as reasonably practicable following each such assignment and, in any case, the foregoing information in respect of all assignees shall be disclosed by HBV in writing to the Debtors not later than the Confirmation Date. Without limiting the generality of anything set forth in this Plan, whenever in any provision of this Plan it is contemplated or required that any notice(s) or information shall be provided to the Funding Guarantors, it is hereby intended and such provision shall be deemed satisfied by delivery of such notice(s) and information to HBV in its capacity, solely for purposes of the implementation of this Plan, as representative of the Funding Guarantors.

     "Funding Guarantor Releasees" means the Funding Guarantors and their respective members, officers, directors, shareholders, partners, employees, advisors, professionals, attorneys, representatives and agents acting in such capacity.

     "Guarantee Exercise Price" means $0.72, as adjusted to reflect any Reverse Stock Split.

     "Guarantee Performance Date" means a date mutually selected by the Debtors, the Committee and the Funding Guarantors, which shall not be later than the 10/th/ day next following the Expiration Date, on which the Funding Guarantors shall, subject to the terms and conditions of the Funding Agreement, perform their obligations under the Funding Guarantee.

     "Guarantor Warrants" means those certain warrants issued to the Funding Guarantors granting to them the right to purchase shares of Reorganized Seitel Common Stock at the Guarantee Exercise Price, as provided in Section 5.9 of this Plan.

     "Harney" means Harney Investment Trust, an affiliate of Berkshire Hathaway Inc.

     "Harney Secured Claim" means the Allowed Secured Claim held by Harney pursuant to a master security agreement by and between Heller Financial Leasing, Inc. and Seitel Data, Ltd., one of the Debtors, as evidenced by that certain promissory note in the original principal amount of $10,000,000, the rights under which have been assigned to Harney.

     "HBV" means Mellon HBV Alternative Strategies LLC or its designees.

     "High Yield Offering" means that certain private placement to the Initial Purchasers by Reorganized Seitel conducted pursuant to Section 4(2) of the Securities Act of New Senior Notes for resale to "qualified institutional buyers" pursuant to Rule 144A under the Securities Act, with net proceeds to Reorganized Seitel of not less than $180 million.

     "Holder" means a person or entity which holds a Claim or Equity Interest and, with respect to Old Seitel Common Stock, means the Beneficial Owner or any authorized signatory who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the Voting Instructions.

     "Impaired Claim" means a Claim classified in an Impaired Class.

     "Impaired Class" means a Class of Claims or Class of Equity Interests which is impaired under this Plan within the meaning of section 1124 of the Bankruptcy Code.

     "Indemnification Rights" means all obligations or duties of the Debtors to indemnify, hold harmless from, reimburse, advance, or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to any Debtor's certificate of incorporation, by-laws, policy of providing employee indemnification, applicable law, or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee's service with, for, or on behalf of the Debtors.

     "Indemnitee" means all present and former directors, officers, employees, agents or representatives of the Debtors who are entitled to assert Indemnification Rights.

     "Insurance Coverage" means all of the Debtors' insurance policies and agreements and the proceeds thereof.

     "Initial Purchasers" means those certain "accredited investors" (within the meaning of Rule 501(a) of Regulation D under the Securities Act) which are institutions and which otherwise constitute "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) and to which the New Senior Notes are offered and sold by Reorganized Seitel in a private placement conducted in accordance with Section 4(2) under the Securities Act pursuant to an agreement which contemplates the resale thereof by the initial purchasers to qualified institutional buyers in an underwritten resale offering conducted in accordance with Rule 144A under the Securities Act.

     "Intercompany Claim" means any Claim between and among the Debtors and between and among the Debtors and any Non-Debtor Affiliate or Non-Debtor Foreign Affiliate.

     "Largest Creditors" means Berkshire Hathaway, Inc. and Ranch Capital, LLC and their affiliates.

     "Largest Creditors Term Sheet" means that certain Term Sheet attached as Exhibit "A" to that certain Stipulation Regarding Term Sheet for Modification of Consensual Chapter 11 Plan and Payment of Attorney's Fees Incurred by Largest Creditors as Proponents of Debtors' First Plan by and between the Debtors, the Committee, HBV and the Largest Creditors.

     "Ledger Closing Date" means the date which is five Business Days prior to the Effective Date.

     "Litigation Condition" means, with respect to the conditions precedent to the obligations of the Funding Guarantors under the Funding Agreement, the requirement that there shall exist on the Guarantee Performance Date no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality, which would restrict the making of the Funding Guarantee.

     "Master Ballots" means the Ballots distributed to Nominees or Holders of record of Old Seitel Common Stock accompanying the Disclosure Statement to record the votes, if any, of the Beneficial Holders of the Old Seitel Common Stock in accordance with the Voting Instructions.

     "New Senior Notes" means the not less than $180 million of unsecured fixed term senior notes to be issued pursuant to the High Yield Offering.

     "New Senior Note Indenture" means the indenture governing the New Senior Notes.

     "New Subsidiary Equity Interests" means the Equity Interests of the Reorganized Debtors other than Seitel.

     "No Asset Debtors" means N360X, L.L.C., Seitel Delaware, Inc., Seitel Offshore Corp., Seitel Solutions, L.L.C., SI Holdings, G.P., Energy Venture Holdings, L.L.C., Endeavor Exploration, L.L.C., Seitel Geophysical, Inc., Seitel Gas & Energy Corp., Seitel Power Corp., Geo-Bank, Inc., Alternative Communications Enterprises, Inc., EHI Holdings, Inc., Exsol Inc., Seitel IP Holdings, LLC, Seitel Natural Gas, Inc., and Express Energy I, LLC.

     "Nominee" means any partnership, broker, dealer, commercial bank, trust company, clearing agency or organization, savings and loan custodian, trustee, receiver or other nominee holding a Claim or Equity Interest of record for or on account of any entity which Beneficially Owns the same.

     "Non-Debtor Affiliate" means any affiliate of a Debtor which is not a Debtor in the Chapter 11 Cases.

     "Non-Debtor Foreign Affiliate" means a Non-Debtor Affiliate which is organized under the laws of a country other than the United States of America.

     "Noteholder Claims" means all Claims arising from or related to the Old Note Purchase Agreements.

     "Noteholders" means the Holders of the Notes.

     "Notes" means the notes issued pursuant to the Old Note Purchase
Agreements.

     "Offered Shares" means the Reorganized Seitel Common Stock issuable upon exercise of the Shareholder Warrants and upon purchase by the Funding Guarantors in accordance with the Funding Guarantee as provided in Article V of this Plan.

     "Offered Shares Registration Statement" means the registration statement on Form S-1 filed by Reorganized Seitel with the SEC under the Securities Act, which provides for the sale by Reorganized Seitel of the Offered Shares.

     "Old Equity Interests" means, collectively, the Old Seitel Common Stock, the Old Subsidiary Equity Interests, the Pre-Petition Warrants and any other interest, including shares of common stock, of Seitel authorized but not issued and outstanding, as of the Effective Date.

     "Old Note Purchase Agreements" means, collectively, the 1995 Note Purchase Agreement, the 1999 Note Purchase Agreement and the 2001 Note Purchase Agreement.

     "Old Seitel Common Stock" means common stock, $0.01 par value, of Seitel issued and outstanding immediately before the Effective Date.

     "Old Subsidiary Equity Interests" means the Equity Interests in each of the Debtors other than Seitel that were issued and outstanding immediately prior to the Effective Date.

     "Other Priority Claim" means a Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

     "Other Secured Claim" means any Secured Claim other than a Harney Secured Claim.

     "Pearlman Claims" means the Claims of Herbert Pearlman.

     "Petition Date" means July 21, 2003, the date upon which the Chapter 11 Cases were Filed.

     "Plan" means this joint plan of reorganization, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules.

     "Plan Securities" means, collectively, the New Senior Notes, the Reorganized Seitel Common Stock, the Shareholder Warrants and the Guarantor Warrants.

     "Plan Supplement" means the forms of documents specified in Section 12.11 of this Plan.

     "Pre-Petition Warrants" means all authorized but not issued Old Seitel Common Stock and all warrants, options and contract rights to purchase or acquire Old Seitel Common Stock at any time.

     "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

     "Professional" means a person or entity employed pursuant to a Final Order in accordance with sections 327, 1103 and/or 1107(b) of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and/or 331 of the Bankruptcy Code.

     "Professional Fees" means all allowances of compensation and reimbursement of expenses allowed to Professionals in accordance with sections 330, 331 and/or 503(b) of the Bankruptcy Code.

     "Pro Rata" means with respect to an Allowed Claim or Equity Interest, the ratio of (a) (i) the amount of property distributed on account of a particular Allowed Claim or Equity Interest, as applicable, to (ii) the amount of Allowed Claim or Equity Interest, as applicable, which ratio is identical and corresponds directly to the ratio of (b)(i) the aggregate amount of property distributed on account of all Allowed Claims or Equity Interests of the Class in which the particular Allowed Claims or Equity Interest is included to (ii) the aggregate amount of all Allowed Claims or Equity Interests in that Class.

     "Registrable Securities" means Reorganized Seitel Common Stock issued under this Plan and issuable upon exercise of the Shareholder Warrants and the Guarantor Warrants, and the Guarantor Warrants to the extent held by the Registration Rights Participants.

     "Registration Rights Participants" means (x) the Funding Guarantors and (y) any Holders of Reorganized Seitel Common Stock as of the Effective Date or their immediate transferees who may be deemed to be statutory "underwriters" or "affiliates" of Reorganized Seitel under the Securities Act.

     "Releasees" means the D&O Releasees, the WFF Group, the Funding Guarantor Releasees and the Committee Releasees.

     "Reorganized Debtor" means each Debtor on and after the Effective Date.

     "Reorganized Seitel" means Seitel, as a Reorganized Debtor pursuant to this Plan, on and after the Effective Date.

     "Reorganized Seitel Common Stock" means the common stock, $0.01 par value, of Reorganized Seitel to be issued by Reorganized Seitel as provided by Article V of this Plan.

     "Reverse Stock Split" means, in relation to the number of shares of Old Seitel Common Stock outstanding as of the date hereof, the pro rata reduction, if any, in the number of shares, of Reorganized Seitel Common Stock to be issued pursuant to this Plan. The appropriate equity capitalization of Reorganized Seitel, and whether the Reverse Stock Split should be effectuated, shall be determined by the Debtors with the consent (not to be unreasonably withheld) of the Committee and the Funding Guarantors, not later than five Business Days prior to the Effective Date.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Schedules" means the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs Filed pursuant to section 521(1) of the Bankruptcy Code and the Bankruptcy Rules.

     "SEC" means the United States Securities and Exchange Commission.

     "Secured Claim" means, with respect to any Debtor, a Claim that is secured by a lien on, or security interest in, property of any such Debtor, or that has the benefit of rights of setoff under section 553 of the Bankruptcy Code, but only to the extent of the value of the Creditor's interest in such Debtor's interest in such property, or to the extent of the amount subject to setoff, which value shall be determined as provided in section 506 of the Bankruptcy Code.

     "Securities Claim" means any and all Claims subject to the Class Action or under the auspices of the Class Claim, which Claims are subject to subordination under section 510(b) of the Bankruptcy Code, including all claims for fraud, misrepresentation, rescission, reimbursement, contribution, indemnification or damages arising from, under or in connection, directly or indirectly, with, (i) all agreements entered into by the Debtors or any one or more affiliates of the Debtors in connection with the issuance of any security including, without limitation, the Old Seitel Common Stock, options or Pre-Petition Warrants, or (ii) any purchase or sale of any security including, without limitation, the Old Seitel Common Stock, options or Pre-Petition Warrants.

     "Shareholder Warrants" means those certain warrants to be issued on the Effective Date granting to the Holders of shares of Old Seitel Common Stock as of the Ledger Closing Date the right to purchase shares of Reorganized Seitel Common Stock at the Exercise Price and on the terms and subject to the conditions specified in Article V of this Plan.

     "Seitel" means Seitel, Inc.

     "Solicitation Procedures Order" means the order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

     "SOX" means The Sarbanes-Oxley Act of 2002.

     "UBS" means UBS Securities LLC, and/or its affiliates.

     "Unimpaired Claim" means an unimpaired Claim within the meaning of section 1124 of the Bankruptcy Code.

     "Unimpaired Class" means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

     "Unsecured Claim" means any Claim against a Debtor that is not an Administrative Claim, Priority Tax Claim, Secured Claim, Other Priority Claim, Pearlman Claim, Intercompany Claim or Securities Claim.

     "Voting Deadline" means the date stated in the Voting Instructions and directed by the Bankruptcy Court by which all Ballots must be received.

     "Voting Instructions" means the instructions for voting to accept or reject this Plan contained in the section of the Disclosure Statement titled: "Voting and Confirmation Procedures" and specified in the Ballots and the Master Ballots, as approved by the Bankruptcy Court.

     "Voting Record Date" means the date established by the Bankruptcy Court by which Holders of Allowed Claims and Holders of Allowed Equity Interests are determined for purposes of such Holders' right to submit Ballots to vote to accept or reject this Plan.

     "Warrant Offering" means the offering of the Offered Shares issuable upon exercise of the Shareholder Warrants made in accordance with this Plan.

     "WFF" means Wells Fargo Foothill, Inc.

     "WFF Group" means WFF together with its affiliates and their current and former employees, officers, directors, agents, advisors, attorneys, and representatives.

     "1995 Note Purchase Agreement" means the Note Purchase Agreement dated as of December 28, 1995, as amended from time to time, pursuant to which the Debtor, Seitel, issued those certain (a) $25,000,000 aggregate principal amount of 7.17% Series A Senior Notes due December 30, 2001, (b) $27,500,000 aggregate principal amount of 7.17% Senior Notes due December 30, 2002, and (c) $43,000,000 aggregate principal amount of 7.43% Series F Senior Notes due February 15, 2009, each as guaranteed by most of Seitel's U.S. affiliates and subsidiaries.

     "1999 Note Purchase Agreement" means the Note Purchase Agreement dated as of February 12, 1999, as amended from time to time, pursuant to which the Debtor, Seitel, issued those certain (a) $20,000,000 aggregate principal amount of 7.03% Series D Senior Notes due February 15, 2004, (b) $75,000,000 aggregate principal amount of 7.28% Series E Senior Notes due February 15, 2009, and (c) $43,000,000 aggregate principal amount of 7.43% Series F Senior Notes due February 15, 2009, each as guaranteed by most of Seitel's U.S. affiliates and subsidiaries.

     "2001 Note Purchase Agreement" means the Note Purchase Agreement dated as of October 15, 2001, pursuant to which the Debtor, Seitel, issued those certain
(a) $20,000,000 aggregate principal amount of 7.04% Series G Senior Notes due October 15, 2006, (b) $50,000,000 aggregate principal amount of 7.19% Series H Senior Notes due October 15, 2008, and (c) $37,000,000 aggregate principal amount of 7.34% Series I Senior Notes due October 15, 2011, each as guaranteed by most of Seitel's U.S. affiliates and subsidiaries.

Section 1.2   Rules of Interpretation

     For purposes of this Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference in this Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be in such form in all material respects or in all material respects on such terms and conditions; (c) any reference in this Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in this Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to this Plan; (e) the words "herein" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan; and (h) any term used in capitalized form in this Plan that is not defined herein but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

Section 1.3   Governing Law

     Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any note, contract, instrument, release, indenture or other agreement or document entered into in connection with this Plan (including, without limitation, the Funding Agreement), the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the internal substantive and procedural laws of Delaware, without giving effect to the principles of conflicts of law of Delaware; provided, however, that laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to that Debtor, without giving effect to the principles of conflicts of laws thereof.

                                   ARTICLE II

                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS
                     --------------------------------------

Section 2.1   Administrative Claims

     Subject to the provisions of sections 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim shall be paid the full unpaid amount of such Allowed Administrative Claim in Cash on the Effective Date or as soon as practicable thereafter, or on such other terms as may be agreed upon by such Holder of such Administrative Claim and the Debtors or the Reorganized Debtors with the consent of the Committee and the Funding Guarantors (not to be unreasonably withheld), or otherwise upon order of the Bankruptcy Court; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to this Plan and unpaid as of the Effective Date, shall be assumed on the Effective Date and paid or performed by the Reorganized Debtors when due in accordance with the terms and conditions of the particular agreements governing such obligations. All requests for payment of Administrative Claims (other than Professional Fees and claims arising in the ordinary course of business) arising on or before the Effective Date must be Filed by the Business Day that is the 30/th/ day after the Effective Date or the Holders thereof shall be forever barred from asserting such Administrative Claims against the Debtors or the Reorganized Debtors.

Section 2.2   Priority Tax Claims

     Priority Tax Claims shall be treated as follows:

     (a) Except with respect to Allowed Priority Tax Claims that the Debtors elect to pay pursuant to subparagraphs (b) or (c) below, each Allowed Priority Tax Claim shall be paid by the Debtors in full, in Cash upon the latest of (i) the Effective Date, (ii) the date upon which there is a Final Order allowing such Allowed Priority Tax Claim, (iii) the date such Allowed Priority Tax Claim would have been due and payable if the Chapter 11 Cases had not been commenced, or (iv) as may be agreed upon between the Holder of such Allowed Priority Tax Claim and the Debtors or Reorganized Debtors.

     (b) Each Debtor may, at its option, in lieu of payment in full of an Allowed Priority Tax Claim on the date when it would otherwise have been paid under subparagraph (a) above, make Cash payments on account of such Allowed Priority Tax Claim, deferred to the extent permitted pursuant to section 1129(a)(9)(C) of the Bankruptcy Code and, in such event, interest shall be paid on the unpaid portion of such Allowed Priority Tax Claim at a rate to be agreed upon by the Debtors and the applicable governmental unit or as determined by the Bankruptcy Court.

     (c) If an Allowed Priority Tax Claim is for a tax assessed against property of a Debtor's Estate and that Allowed Priority Tax Claim may also be classified as an Allowed Other Secured Claim, such Debtor may, at its option, elect to treat such Allowed Priority Tax Claim as an Allowed Other Secured Claim.

Section 2.3   Professional Fees

     All final applications for Professional Fees for services rendered and disbursements incurred, in connection with the Chapter 11 Cases prior to the Effective Date shall be Filed not later than thirty (30) days after the Effective Date. Professional Fees for services rendered, and disbursements incurred, from and after the Effective Date shall be paid by the Reorganized Debtors in the ordinary course.

Section 2.4   Debtor-in-Possession Financing Claims

     Notwithstanding anything else contained in the Disclosure Statement, Plan or Confirmation Order, or any amendments or modifications thereto, and notwithstanding the Confirmation of this Plan, WFF, as the Holder of the DIP Financing Claim, which is a secured Administrative Claim, shall be entitled to all the liens, protections, benefits, and priorities granted to WFF under the DIP Financing Orders. All such liens, protections, benefits, and priorities granted to WFF under the DIP Financing Orders shall continue until the DIP Financing Claim is indefeasibly paid in full, which secured Administrative Claim, by reason of the DIP Financing Orders (a) is deemed Allowed and payable in its entirety, (b) includes unpaid principal, accrued but unpaid interest, and attorneys' fees, costs and expenses through the date of the full and indefeasible payment of the DIP Financing Claim, and (c) is secured by reason of the first, valid, prior and perfected liens and security interests granted under or in connection with the DIP Financing Facility loan documents and confirmed by the DIP Financing Orders. All payments of the DIP Financing Claim through the Effective Date shall be deemed to have been indefeasibly paid. All amounts owing with respect to the DIP Financing Claim shall be indefeasibly paid in full in Cash on the earliest of an event of default (as provided under the DIP Financing Facility loan documents), June 30, 2004, and the Effective Date. On the Effective Date, the Debtors shall execute and deliver a payoff and release letter consistent with the terms hereof and WFF shall cooperate in providing any appropriate documentation to evidence the payment and release of the DIP Financing Claims.

                                   ARTICLE III

         CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS
         ---------------------------------------------------------------

Section 3.1   Summary

     The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, Confirmation and distribution pursuant to this Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date. The treatment afforded to the Creditors or Equity Interest Holders as set forth hereunder shall be in full satisfaction, settlement, release, and discharge for and in exchange for such Creditors' Claims and such Equity Interest Holders' Equity Interests, respectively. The Claims (except for Administrative Claims, Priority Tax Claims and DIP Financing Claims, which are described above and which are not required to be classified pursuant to section 1123(a)(i) of the Bankruptcy Code) and Equity Interests against the Debtors are classified as follows:

--------------------------------------------------------------------------------
                        Class                   Status          Voting Rights
--------------------------------------------------------------------------------
Class 1    Other Priority Claims              Unimpaired    Not Entitled to Vote
--------------------------------------------------------------------------------
Class 2    Harney Secured Claim               Unimpaired    Not Entitled to Vote
--------------------------------------------------------------------------------
Class 2A   Other Secured Claims               Unimpaired    Not Entitled to Vote
--------------------------------------------------------------------------------
Class 3    Unsecured Claims                   Impaired      Entitled to Vote
--------------------------------------------------------------------------------
Class 4    Pearlman Claims                    Unimpaired    Not Entitled to Vote
--------------------------------------------------------------------------------
Class 5    Securities Claims                  Unimpaired    Not Entitled to Vote
--------------------------------------------------------------------------------
Class 6    Old Seitel Common Stock            Impaired      Entitled to Vote
--------------------------------------------------------------------------------
Class 7    Old Subsidiary Equity Interests    Impaired      Not Entitled to Vote
--------------------------------------------------------------------------------
Class 8    Pre-Petition Warrants              Impaired      Not Entitled to Vote
--------------------------------------------------------------------------------
Class 9    Intercompany Claims                Unimpaired    Not Entitled to Vote
--------------------------------------------------------------------------------

Section 3.2 Classification and Treatment of Claims Against and Equity Interests in the Debtors

     (a)  Class 1 - Other Priority Claims

          (i) Classification: Class 1 consists of all Other Priority Claims against the Debtors (and shall not include Administrative Claims, Priority Tax Claims or the DIP Financing Claims).

          (ii) Treatment: The legal, equitable and contractual rights of the Holders of Class 1 Claims are unaltered by this Plan. Unless the Holder of such Claim and the Debtors agree to a different treatment, each Holder of an Allowed Class 1 Other Priority Claim shall receive one of the following alternative treatments, at the election of the Debtors:

                (A) to the extent then due and owing on the Effective Date, such Claim shall be paid in full in Cash by the Reorganized Debtor on the Effective Date, or as soon thereafter as is practicable; or

                (B) to the extent not due and owing on the Effective Date, such Claim shall be paid in full in Cash by the Reorganized Debtor when and as such Claim becomes due and owing in the ordinary course of business.

     Any default with respect to any Class 1 Other Priority Claim that existed immediately prior to the Petition Date shall be deemed cured upon the Effective Date.

          (iii) Voting: Class 1 is unimpaired. The Holders of Class 1 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and the Holders of Claims in Class 1 are not entitled to vote to accept or reject this Plan.

     (b)  Class 2 - Harney Secured Claim

          (i) Treatment: To the extent the Harney Secured Claim is not satisfied in full and the liens of Harney on its collateral are not released prior to the Effective Date, Harney shall retain its liens securing the Harney Secured Claim to the extent of the Allowed amount of such Claim and the Harney Secured Claim shall be paid as follows: Unless otherwise agreed to by the Debtors or Reorganized Debtors and Harney, with the consent (not to be unreasonably withheld) of the Committee and the Funding Guarantors, on the Effective Date (or as soon as practicable thereafter), the Harney Secured Claim shall be paid in Cash in full, with interest at the contract rate through the date of payment, and with fees and costs as required by the contract, upon which payment the liens of Harney on its collateral shall be deemed fully satisfied, released and discharged, and Harney shall cooperate in providing any appropriate documentation to evidence the same.

          (ii) Voting: Class 2 is unimpaired. The Holder of the Harney Secured Claim is conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the

     Bankruptcy Code and the Holder of the Harney Secured Claim is not entitled to vote to accept or reject this Plan.

     (c)  Class 2A - Other Secured Claims

          (i) Classification: Class 2A consists of all Other Secured Claims. Each such Other Secured Claim shall be deemed to be in its own subclass of Class 2A unless otherwise expressly stated in the Plan Supplement. Each such subclass is unimpaired.

          (ii) Treatment: The legal, equitable and contractual rights of the Holders of Other Secured Claims against the Debtors are unaltered by this Plan. Unless the Holder of such Claim and the Debtors, with the consent of the Committee and the Funding Guarantors (not to be unreasonably withheld), agree to a different treatment, each Holder of an Allowed Other Secured Claim shall receive one of the following alternative treatments, at the election of the Debtors, with the consent of the Committee and the Funding Guarantors (not to be unreasonably withheld):

                (A) the applicable Reorganized Debtor shall execute a written undertaking in favor of the Holder of such Claim, whereby the Reorganized Debtor assumes such Claim and leaves unaltered such Holder's legal, equitable and contractual rights with respect to such Claim; or

                (B) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, the applicable Reorganized Debtor shall:

                     (i) cure any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code,

                     (ii) reinstate the maturity of such Claim as such maturity existed before such default,

                     (iii) compensate the Holder of such Claim for any damages
                           incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law, and

                     (iv) execute a written undertaking in favor of such Holder, whereby the applicable Reorganized Debtor assumes such Claim and does not otherwise alter the legal, equitable or contractual rights of such Holder with respect to such Claim; or

                (C) the applicable Reorganized Debtor shall surrender to the Holder all collateral securing such Holder's Claim and such Holder shall be

                     Allowed a Class 3 Claim if and to the extent that the Bankruptcy Court determines that the value of the Holder's collateral was less than its total Allowed Secured Claim.

          (iii) Voting: Each subclass of Class 2A (Other Secured Claims) is unimpaired. The Holders of Class 2A Other Secured Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and the Holders of Claims in Class 2A are not entitled to vote to accept or reject this Plan.

     (d)  Class 3 - Unsecured Claims

          (i) Classification: Class 3 consists of the Claims of Holders of Unsecured Claims against the Debtors, and does not include DIP Financing Claims, Administrative Claims, Priority Tax Claims, Other Priority Claims, Pearlman Claims, Securities Claims or Intercompany Claims.

          (ii) Treatment: Subject to the provisions of Section 7.1 of this Plan, on the later of (a) the Effective Date (or as soon as practicable thereafter, including as late as the Funding Guarantee Date), and (b) a Final Order Allowing a Claim, each Holder of a Class 3 Unsecured Claim shall be paid in full in Cash with interest at the contract rate as well as fees and expenses as may be governed by contract, and if no contract then at the federal judgment rate pursuant to 28 U.S.C. Section1961 as of the Business Day prior to payment. The Largest Creditors, by voting to accept this Plan, shall have acknowledged that the requirement to pay post-Petition Date interest shall be satisfied if such interest is paid through the Business Day prior to the date of actual payment at the non-default contract rate. Any obligations constituting a Class 3 Claim shall be deemed fully satisfied, performed and discharged, and any note or document evidencing such Claim, including the Notes, shall be deemed cancelled, void and of no effect, upon the actual distribution in Cash in full of all amounts payable pursuant to the foregoing in this Section 3.2(d)(ii).

          (iii) Voting: Class 3 is impaired. The Holders of Class 3 Claims are entitled to vote to accept or reject this Plan.

     (e)  Class 4 - Pearlman Claims

          (i)   Classification: Class 4 consists of the Pearlman Claims.

          (ii) Treatment: As of the Effective Date, Reorganized Seitel shall reaffirm the existing note held by the Holder of the Pearlman Claims or issue a new note to such Holder on the same terms as the existing note. In addition, except as amended by the immediately following sentence, the Reorganized Debtors shall perform their respective obligations as set forth in that certain settlement agreement approved by order of the United States District Court for the Southern District of Texas dated May 23, 2003 in the action styled Seitel Inc. v. Pearlman, Case No. H-02-1843 (the "Pearlman Settlement Agreement"). In lieu of any conflicting provisions to the contrary in the Pearlman Settlement Agreement, the Holder of the Pearlman Claims (i) shall receive the releases, indemnities and protections provided to the Releasees pursuant to sections 10.4(a) and 10.4(b) of this Plan, and (ii) shall have the right to assert Claims or Equity Interests in Classes 3, 5 and 6 or in any other Class, subject to the usual rights of parties in interest to object to such Claims and obligation of the Holder to prove its claim.

          (iii) Voting: Class 4 is unimpaired. The Holder of the Class 4 Claim is conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and the Holder of the Pearlman Claim is not entitled to vote to accept or reject this Plan.

     (f)  Class 5 - Securities Claims

          (i)   Classification: Class 5 consists of all Securities Claims.

          (ii) Treatment: Class 5 Claims shall be treated in accordance with the terms of the Class Settlement Order.

          (iii) Voting: Class 5 is unimpaired. The Holders of Class 5 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and the Holders of Class 5 Claims are not entitled to vote to accept or reject this Plan.

     (g)  Class 6 - Old Seitel Common Stock

          (i)   Classification: Class 6 consists of all Old Seitel Common
     Stock.

          (ii) Treatment: On the Effective Date, Equity Interests in Seitel evidenced by shares of Old Seitel Common Stock, automatically and without any action on the part of the Holders thereof, the Debtors or the Reorganized Debtors, shall be exchanged for (a) an equivalent number of shares of Reorganized Seitel Common Stock, as adjusted to reflect any Reverse Stock Split and (b) Shareholder Warrants entitling the Holder to purchase such number of shares of Reorganized Seitel Common Stock necessary to maintain such Holder's current equity ownership percentage of Seitel as of the Ledger Closing Date, in accordance with the cancellation, surrender and exchange procedures therefore which are specified in this Plan.

          (iii) Voting: Class 6 is impaired, and the Holders of Class 6 Old Seitel Common Stock are entitled to vote to accept or reject this Plan.

     (h)  Class 7 - Old Subsidiary Equity Interests

          (i) Classification: Class 7 consists of the Old Subsidiary Equity Interests in each of the Debtors except Seitel.

          (ii) Treatment: On the Effective Date, the Old Subsidiary Equity Interests shall be cancelled and the Holders of the Old Subsidiary Equity Interests shall not receive or retain any distributions under this Plan.

          (iii) Voting: Holders of Old Subsidiary Equity Interests are impaired. No distributions shall be made to Holders of Class 7 Equity Interests, and such Holders are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 7 is not entitled to vote to accept or reject this Plan.

     (i)  Class 8 - Pre-Petition Warrants

          (i) Classification: Class 8 consists of the Holders of Pre-Petition Warrants.

          (ii) Treatment: On the Effective Date, the Pre-Petition Warrants shall be cancelled and the Holders of Class 8 Warrants shall not receive or retain any distributions under this Plan.

          (iii) Voting: Holders of Class 8 Pre-Petition Warrants are impaired. No distributions shall be made to Holders of Class 8 Pre-Petition Warrants, and such Holders are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 8 is not entitled to vote to accept or reject this Plan.

     (j)  Class 9 - Intercompany Claims

          (i) Classification: Class 9 consists of the Holders of Intercompany Claims.

          (ii) Treatment: On the Effective Date, Intercompany Claims shall be reinstated.

          (iii) Voting: Class 9 is unimpaired. The Holders of Class 9 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and the Holders of Class 9 Claims are not entitled to vote to accept or reject this Plan.

                                   ARTICLE IV

                       ACCEPTANCE OR REJECTION OF THE PLAN
                       -----------------------------------

Section 4.1   Classes Entitled to Vote

     (a) Classes 1, 2, 2A, 4, 5 and 9 are Unimpaired Classes under this Plan and are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.

     (b) Classes 7 and 8 will not receive or retain any distributions or property under this Plan and the Holders of Claims and Equity Interests in such Classes are conclusively presumed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.

     (c) Classes 3 and 6 are Impaired Classes under this Plan and are entitled to vote to accept or reject this Plan.

Section 4.2   Non-Consensual Confirmation

     If a Class fails to accept this Plan by the statutory majorities provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to request the Bankruptcy Court to confirm this Plan as to such rejecting Class.

                                    ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THIS PLAN
                      -------------------------------------

Section 5.1 Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors

     Except as provided below with respect to the dissolution of the No Asset Debtors, the Reorganized Debtors shall continue their separate corporate existences on and after the Effective Date, with all express, incidental and attendant powers granted to them under their respective organizational instruments and the laws of the respective states of their organization and without prejudice to any right thereafter to alter or terminate such existence (whether by contract, operation of law or otherwise) under such applicable state law. At the election of the Reorganized Debtors, with the consent of the Committee and the Funding Guarantors (not to be unreasonably withheld), some or all of the No Asset Debtors as may be designated in the Plan Supplement shall be dissolved as of the Effective Date without further action of the Debtors, the Reorganized Debtors or any record Holder and the Confirmation Order shall constitute an order dissolving such No Asset Debtors.

Section 5.2 Cancellation of Equity Interests in Seitel and Exchange of Old Seitel Common Stock for Reorganized Seitel Common Stock and Shareholder Warrants

     At the close of business on the Effective Date, without any further action by the Debtors, Reorganized Debtors or, except as specifically provided in this Plan, any record Holder, and except as specifically provided in this Plan, (a) the Equity Interests, after giving effect to the provisions of Section 3.2(g) of this Plan and to the extent not theretofore cancelled, automatically shall be cancelled and (b) the obligations of the Debtors in respect of the Equity Interests in Seitel and under the Debtors' certificates of incorporation or certificates of designations, and under any other agreements or instruments governing Equity Interests in Seitel, then in effect, and all rights and interests of the Holders in respect thereof shall be discharged and extinguished.

Section 5.3 Issuance of Plan Securities and Other Securities, Certificates and Instruments

     To the extent and in the manner provided in this Plan and subject to applicable United States federal securities laws and any relevant exemptions therefrom:

     (a) The issuance by Reorganized Seitel of shares of Reorganized Seitel Common Stock required to be issued to (i) Holders of Allowed Equity Interests pursuant to this Plan, and (ii) as and when required pursuant to the Shareholder Warrants, the Funding Guarantee and the Guarantor Warrants, is hereby authorized without further act or action by the board of directors and without further act or action under applicable law, regulation, order or rule.

     (b) The issuance by Reorganized Seitel of the Shareholder Warrants, the Guarantor Warrants and the New Senior Notes as required to be issued pursuant to this Plan is hereby authorized without further act or action by the board of directors and without further act or action under applicable law, regulation, order or rule.

     (c) The issuance by each applicable Reorganized Debtor of the New Subsidiary Equity Interests of each subsidiary as required in accordance with this Plan, is hereby authorized without further act or action by the board of directors and without further act or action under applicable law, regulation, order or rule.

     (d) On the Effective Date, Reorganized Seitel shall issue the New Senior Notes, make all borrowings under the Exit Revolver required by this Plan, and issue the shares of Reorganized Seitel Common Stock and the Shareholder Warrants in accordance with this Plan, and each of the other Reorganized Debtors shall issue the New Subsidiary Equity Interests in accordance with the organizational chart to be Filed as part of the Plan Supplement that shall delineate the Reorganized Debtors' corporate organizational and ownership structure.

     (e) On the Guarantee Performance Date and upon consummation of the transactions contemplated by the Funding Guarantee, Reorganized Seitel shall issue the Guarantor Warrants to the Funding Guarantors. On the Guarantee Performance Date, the Funding Guarantors shall fully perform their obligations under the Funding Guarantee in accordance with the terms and subject to the conditions of the Funding Agreement.

     (f) The Reorganized Debtors shall issue all other securities, certificates, instruments and other documents required to be issued under the terms of and in accordance with this Plan, and together with the other parties signatory thereto shall execute and deliver all agreements, instruments, and other documents required to be executed and delivered under this Plan (including, without limitation, all instruments governing the rights of Holders of Old Seitel Common Stock). All Plan documents shall become effective and binding in accordance with their respective terms and conditions on the parties thereto and shall be deemed to become effective simultaneously on the Effective Date. The Debtors' interests in their direct and indirect foreign subsidiaries, which are Non-Debtor Affiliates, shall continue to be owned by the Debtors as of the Effective Date.

     (g) Prior to the Guarantee Performance Date, Reorganized Seitel shall be prohibited from issuing securities other than as set forth in this Plan.

Section 5.4   Reserve

     Reorganized Seitel is hereby authorized, without further act or action by the board of directors and without further act or action under applicable law, regulation, order or rule, to reserve from the authorized shares of Reorganized Seitel Common Stock, that number of shares of Reorganized Seitel Common Stock required for issuance (a) to the Holders of Allowed Equity Interests as and when required under this Plan, (b) pursuant (i) to the Shareholder Warrants (ii) the Funding Guarantee, and (iii) the Guarantor Warrants, and (c) under any omnibus and non-management director, employee and consultant stock option plan implemented pursuant to Section 5.6 of this Plan. The board of directors of Reorganized Seitel may, at any time and from time to time after the Effective Date, reduce the number of shares of Reorganized Seitel Common Stock so authorized or reserved at any time as it deems appropriate to the extent it determines in good faith that such reserve exceeds the number of shares needed to satisfy the foregoing requirements.

Section 5.5   Timing of Issuance

     The shares of Reorganized Seitel Common Stock to be issued under this Plan with respect to Equity Interests which are Allowed Equity Interests, on the Effective Date, shall be deemed issued on the Effective Date, regardless of any subsequent date on which they are physically distributed or certificated, and upon such issuance shall be duly authorized, validly issued, fully paid and non-assessable. The shares of Reorganized Seitel Common Stock issued upon the exercise of the Shareholder Warrants and/or pursuant to the Funding Guarantee and pursuant to exercise of the Guarantor Warrants, as the case may be, shall, in each case, be deemed issued when so issued in accordance with the terms of the Shareholder Warrants, the Funding Guarantee and the Guarantor Warrants, respectively, and upon such issuance shall be validly issued, fully paid and non-assessable.

Section 5.6   Corporate Governance, Directors and Officers, and Corporate
Actions

     (a)  Amended Certificate of Incorporation

     Not later than the Effective Date, each of the Reorganized Debtors shall file an Amended Certificate of Incorporation with the secretary of state or other appropriate official of the relevant state or jurisdiction of organization. The Amended Certificates of Incorporation shall, among other things, prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code, and the Amended Certificate of Incorporation for Reorganized Seitel shall change, if required, the number of authorized shares of Reorganized Seitel Common Stock necessary to implement this Plan.

     (b)  Directors and Officers of the Reorganized Debtors

          (i) As of the Effective Date, Reorganized Seitel's board of directors and officers shall be constituted as follows:

                (A) The number of directors on Reorganized Seitel's board of directors shall be fixed at seven.

                (B) Reorganized Seitel's initial post-Effective Date board of directors (the "Initial Board") shall be composed of:

                     (I) Class 3 Directors: Three of the Initial Board members shall have initial three-year terms, (x) one of whom shall be selected by the Funding Guarantors, (y) one of whom shall be selected by the Committee and shall satisfy the financial literacy and director independence qualifications and requirements for audit committees prescribed by Section 301 of SOX Rules 10A-3(b)(1) and 10A(m)(3) under the Exchange Act, together with all applicable requirements of the Nasdaq Stock Market and NASD Rules 4200 and 4350 (collectively, the "Audit Committee Rules"), and (z) one of whom shall be selected by the pre-Effective Date chairman of Seitel's board of directors (the "Current Chairman");

                     (II) Class 2 Directors: Three of the Initial Board members shall have initial two-year terms, (x) one of whom shall be selected by the Funding Guarantors and shall satisfy the Audit Committee Rules as they relate to independence, (y) one of whom shall be selected by the Committee and (z) one of whom shall be selected by the Current Chairman and shall satisfy the Audit Committee Rules; and

                     (III) Class 1 Directors: One of the Initial Board members
                           shall have an initial one-year term who shall be selected by agreement of the Funding Guarantors, the Committee, and the Current Chairman and shall satisfy the Audit Committee Rules.

                     (IV) The initial officers and directors of the Reorganized Debtors shall be identified in the Plan Supplement. Each such director and officer shall serve from and after the Effective Date until his or her earlier death, removal or resignation and until his or her respective successors are duly appointed, elected and qualified, as applicable, in accordance with applicable law and the terms of the Amended Certificates of Incorporation, Amended By-Laws and other constituent documents of the Reorganized Debtors.

                (C) Without limiting the generality of any of the foregoing, there shall be at least one Initial Board member serving on the audit committee of Reorganized Seitel who shall qualify as a "financial expert" (within the meaning of Item 401(h) of Regulation S-K under the Securities Act and the Exchange
                     Act).

          (ii) As of the Effective Date, Reorganized Seitel shall have implemented and shall maintain in effect all such corporate governance practices, policies, controls and procedures as required under SOX, applicable listing requirements of the Nasdaq Stock Market, and otherwise operate in compliance with (i) each of that certain Final Judgment of Permanent Injunction entered on June 16, 2003 by the United States District Court for the Southern District of Texas, Houston Division, in the civil action titled: Securities and Exchange Commission v. Paul A. Frame and Seitel, Inc., and that certain Consent to Entry of Permanent Injunction relating thereto and executed on May 16, 2003 by Seitel, Inc., and (ii) that certain Stipulation and Agreement and Order of Settlement of Shareholder Derivative Suits and Mutual Releases dated October 21, 2003, among the parties signatory thereto and approved by the Bankruptcy Court. Consistent with and without limiting the foregoing, Reorganized Seitel shall not, with respect to the composition of its board of directors (or any committees thereof, including, without limitation, any nominating committee or compensation committee of its board of directors), utilize or invoke any "controlled company" exception to any applicable director independence requirements of the Nasdaq Stock Market or other corporate governance listing standards then applicable to Reorganized Seitel, including, without limitation, the exception contained in Nasdaq Rule 4350(c).

          (iii) On and after the Effective Date, Reorganized Seitel's Amended By-Laws shall provide that (i) there shall be a nominating committee (the "Nominating Committee") of the board of directors consisting entirely of "independent directors" (within the meaning of Rules 4200 and 4350, respectively, of the National Association of Securities Dealers, Inc., and all applicable requirements of the Nasdaq Stock Market); and (ii) upon expiration of the respective terms of the members of the Initial Board and subject to all applicable laws, rules, regulations and Nasdaq Stock Market listing requirements, any Holder of Reorganized Seitel Common Stock (each, a "New Equity Holder") shall have the right to recommend to the Nominating Committee persons (the "Designees") for election to Reorganized Seitel's board of directors, and the Nominating Committee, subject to its fiduciary duties and the criteria for director-nominees specified in the Nominating Committee charter of Reorganized Seitel then in effect, shall recommend to the full board of directors of Reorganized Seitel such Designees proposed for election, as follows: (x) if any Reorganized Seitel Common Stock Holder shall hold more than 30% of the outstanding Reorganized Seitel Common Stock, it shall be entitled to recommend for nomination as aforesaid in connection with any annual election of Reorganized Seitel's directors up to three Designees (subject to reduction to reflect the members of the Initial Board, if any, designated by such New Equity Holder and still serving on the board of directors of Reorganized Seitel); (y) if any Reorganized Seitel Common Stock Holder or any affiliate thereof shall hold less than 30%, but more than 20% of the outstanding Reorganized Seitel Common Stock, it shall be entitled to recommend for nomination as aforesaid in connection with any annual election of Reorganized Seitel's directors up to two Designees (subject to reduction to reflect the members of the Initial Board, if any, designated by such Reorganized Seitel Common Stock Holder and any affiliate thereof and still serving on the board of directors of Reorganized Seitel); and (z) if a Reorganized Seitel Common Stock Holder or any affiliate thereof shall hold less than 20%, but more 10%, of the outstanding Reorganized Seitel Common Stock, it shall be entitled to recommend for nomination as aforesaid in connection with any annual election one designee (subject to reduction to reflect the members of the Initial Board, if any, designated by such Reorganized Seitel Common Stock Holder and still serving on the board of directors of Reorganized Seitel).

     (c) Omnibus Employee and Non-Management Director and Consultant Stock Option Plan

     Reorganized Seitel shall be authorized to implement an omnibus employee and non-management director and consultant stock option plan, subject to any requirement of shareholder approval at an annual meeting to be held post-Effective Date. Such stock option plan shall be contained in a Plan Supplement Filed in accordance with Section 12.11 of this Plan, and shall reserve for issuance not more than 5% of the Reorganized Seitel Common Stock at any time outstanding.

     (d)  Corporate Authorizations

          (i) On the Effective Date, the filing of Amended Certificates of Incorporation and other applicable constituent instruments, Amended By-Laws, and employee and non-management director and consultant stock option plan, the nomination and election of initial directors and officers for the Reorganized Debtors, and all other actions contemplated by this Plan shall be authorized and approved in all respects, without any requirement of further action by the security Holders or directors of the Debtors or the Reorganized Debtors. On the Effective Date, the entry by the Reorganized Debtors into the Exit Revolver and the offer, sale and issuance of the New Senior Notes in connection with the High Yield Offering, together with the execution and delivery of all related documents shall be authorized and approved in all respects, without any requirement of further action by the security Holders or directors of the Debtors or the Reorganized Debtors.

          (ii) On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the Boards of Directors of the Reorganized Debtors shall be authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by this Plan in the name of and on behalf of the Reorganized Debtors, without any requirement or further action by the equity security Holders or directors of the Debtors or the Reorganized Debtors.

Section 5.7 Issuance of New Securities Pursuant to Plan: Exemptions from Securities Laws

     (a) Except as provided below, the offer, sale and issuance of Plan Securities as provided in this Plan shall be exempt from the registration requirements of the Securities Act, pursuant to section 1145(a) of the Bankruptcy Code, such that the securities may be resold by the Holders thereof without transfer restrictions pursuant to Section 5 of and Rule 144 under the Securities Act, except to the extent that any such Holder is deemed to be an "underwriter" as defined in section 1145(b)(1) of the Bankruptcy Code with respect to such securities. The offer and sale of the New Senior Notes in the High Yield Offering to the Initial Purchasers shall be exempt from Securities Act registration pursuant to Section 4(2) thereof and equivalent state securities and "blue sky" laws the resale thereof by the Initial Purchasers to "qualified institutional buyers" shall be conducted in accordance with Rule 144A under the Securities Act. In the event that the issuance of any Plan Securities to the Funding Guarantors is deemed not to qualify for the exemption from the registration requirement provided under Section 1145(a)(1) of the Bankruptcy Code, such Plan Securities will be issued in accordance with Section 4(2) of the Securities Act.

     (b) The Shareholder Warrants shall not be exercisable until the Offered Shares Registration Statement is declared effective by the SEC (unless it otherwise has been determined by counsel to Seitel that the exercise of the Offering Warrants and the offer sale and issuance of New Common Stock thereunder can be effected without Securities Act registration and, instead, can be offered and sold pursuant to the exemption granted by section 1145(a) of the Bankruptcy Code or another applicable exemption under the Securities Act). The Disclosure Statement shall contain a more detailed description of the applicable securities law exemptions.

Section 5.8   Warrant Offering; Funding Guarantee

     (a) On the Effective Date, Holders of Allowed Equity Interests shall be issued Shareholder Warrants to subscribe for the purchase of shares of Reorganized Seitel Common Stock with an aggregate exercise price of $75 million. Each Holder of Allowed Equity Interests shall be issued such number of Shareholder Warrants as will enable such Holder to own, upon the exercise thereof, in respect of Reorganized Seitel, its equity ownership percentage in Seitel (measured as of the Ledger Closing Date), subject to dilution as provided immediately below and elsewhere in this Plan. The exercise price per share for the Shareholder Warrants shall be the Exercise Price. Each Warrant shall be exercisable for 4.926 Offered Shares, subject to adjustment to give effect to any Reverse Stock Split. Except to the extent that any such Holder of the Shareholder Warrants is deemed to be an "underwriter" as defined in section 1145(b)(1) of the Bankruptcy Code, the Shareholder Warrants shall not be attached to, or bundled as a unit with, the shares of Reorganized Seitel Common Stock issued to the Holders of Allowed Equity Interests, and shall be freely transferable from and after the Effective Date until the Expiration Date.

     (b) The Shareholder Warrants shall expire on the Expiration Date. The Shareholder Warrants shall not be exercisable until the Offered Shares Registration Statement has been declared effective by order of the SEC (unless it otherwise has been determined by counsel to Seitel that the exercise of the Shareholder Warrants and the offer, sale and issuance of Reorganized Seitel Common Stock thereunder can be effected without Securities Act registration and, instead, can be offered, sold and issued pursuant to the exemption from Securities Act registration granted by section 1145(a) of the Bankruptcy Code or another applicable Securities Act exemption therefrom). As set forth in Section
9.1 of this Plan, it is a condition precedent to the Effective Date that either
(i) the Offered Shares Registration Statement shall have been declared effective by order of the SEC and not subject to any "stop order" or (ii) that the Offered Shares may be offered, sold and issued without Securities Act registration pursuant to the exemption therefrom provided by section 1145(a) of the Bankruptcy Code.

     (c)  Shareholder Warrants that are deemed undeliverable in accordance with
Article VII of this Plan shall expire on the Expiration Date.

     (d) To the extent that, for any reason, the Shareholder Warrants are not exercised in full on or prior to the Expiration Date, on the Guarantee Performance Date, the Funding Guarantors shall, subject to the terms and conditions of the Funding Agreement and in accordance therewith, purchase at the Exercise Price such number of shares of Reorganized Seitel Common Stock determined by subtracting (x) the aggregate number of shares of Reorganized Seitel Common Stock subscribed for upon exercise of the Shareholder Warrants from (y) the aggregate number of Offered Shares. Upon the occurrence of the Effective Date, there shall be no conditions (except payment of the Funding Agreement Expenses and non-existence of the Litigation Condition) to the obligations of the Funding Guarantors.

     (e) The Funding Agreement is subject to enforcement by the Bankruptcy Court by specific performance.

          (i) Reorganized Seitel shall use commercially reasonable efforts to effect, in accordance with Rules 10b-17 and 15c2-11, respectively, under the Exchange Act, the listing of the Shareholder Warrants on the Over-the-Counter Bulletin Board Market ("OTCBB") and, subject to applicable law, shall cooperate with all informational requests of market makers and other similar independent market participants to enable such market makers to initiate eligibility for price quotation and trading on the OTCBB of and in the Shareholder Warrants for the period commencing on the Effective Date and ending on the Expiration Date.

Section 5.9   Guarantor Warrants

     (a) On the Guarantee Performance Date, the Guarantor Warrants shall be issued to the Funding Guarantors, as provided in the Funding Agreement.

     (b) The exercise price per share for the Guarantor Warrants shall be equal to the Guarantee Exercise Price. The Guarantor Warrants shall become exercisable on the Guarantee Performance Date and expire on the seventh anniversary thereof. The aggregate number of shares of Reorganized Seitel Common Stock issuable upon exercise of the Guarantor Warrants shall equal 10% of the outstanding shares of Reorganized Seitel Common Stock as of the Effective Date, assuming the issuance under this Plan of the Reorganized Seitel Common Stock to Holders of Class 6 Equity Interests, and the purchase of the Offered Shares.

     (c) Subject to applicable United States federal securities laws, including all resale limitations and transfer and distribution restrictions thereunder and thereof, and applicable provisions of Section 16(b) of and Regulation M under the Exchange Act, the Guarantor Warrants shall be transferable and exercisable in whole or in part. On the Effective Date, Reorganized Seitel shall enter into a registration rights agreement with the Funding Guarantors which shall provide the Funding Guarantors with two demand and unlimited piggy-back registration rights, as well as additional "shelf" registration rights to the extent Reorganized Seitel becomes eligible to use SEC Securities Act Registration Statement Form S-3 (or any successor form) with respect to the Guarantor Warrants and the underlying shares of Reorganized Seitel Common Stock, any shares of Reorganized Seitel Common Stock issued pursuant to the Funding Guarantee, and issuable upon exercise of the Guarantor Warrants, and any other shares of Reorganized Seitel Common Stock issued to the Funding Guarantors in connection with this Plan.

Section 5.10  Registration Rights Agreement

     (a) On the Effective Date, Reorganized Seitel shall enter into a registration rights agreement with the Registration Rights Participants, substantially in the form to be filed in the Plan Supplement, which shall provide that (a) the Registration Rights Participants shall have two demand registration rights and unlimited piggy-back registration rights (provided that (i) no demand shall qualify as such unless made by the Holders of at least 10% of the Registrable Securities and unless at least 10% of the Registrable Securities shall be included to be sold in each registration statement and (ii) no such piggy-back registration rights shall be applicable with respect to any filing by Reorganized Seitel of a registration statement on Form S-8, Form S-4 (or any successor form) with respect to Registrable Securities held by such Registration Rights

Participants on customary and reasonable terms and (b) (i) that at such time as Reorganized Seitel is eligible to effect a registration on SEC Form S-3 (or any successor form) within 60 days after the request of any Registration Rights Participant or group thereof which holds at least 10% of the outstanding Registrable Securities, it shall prepare and file, and shall use its reasonable best efforts to have declared effective by order of the SEC as soon as practicable thereafter, a registration statement under the Securities Act for the offering on a continuous basis pursuant to Rule 415 under the Securities Act, of the Registrable Securities (the "Shelf Registration"); and (ii) keep the Shelf Registration effective for the period ending on the earlier of the (A) second anniversary of the date on which the registration statement is declared effective by order of the SEC, (B) date such Registrable Securities have been disposed of pursuant to an effective Securities Act registration statement, (C) date such Registrable Securities have been disposed of (1) pursuant to and in accordance with the resale provisions of Rule 144 (or any similar provision then in effect) under the Securities Act or (2) pursuant to another exemption from the registration requirements of the Securities Act pursuant to which the Registrable Securities thereafter are freely transferable without restriction under the Securities Act, (D) date such Registrable Securities may be disposed of pursuant to Rule 144 under the Securities Act (or any similar provision then in effect) within the volume limitations thereunder within a 90 day period or pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act or (E) date such Registrable Securities cease to be outstanding. The Registration Rights Agreement shall contain customary and reasonable black-out periods, holdback, and cut-back provisions. Reorganized Seitel shall pay all fees and expenses for any demand registration (including, without limitation, the cost of one special counsel). The selling stockholders shall pay for their respective costs and expenses related to any piggy-back registration in which they participate.

     (b) The Registration Rights Agreement shall be reasonably satisfactory to the Debtors, the Committee and the Funding Guarantors.

Section 5.11  Exit Revolver

     (a) Not later than the Effective Date, the Reorganized Debtors shall enter into the Exit Revolver, and a revolving loan commitment (subject to prerequisite borrowing base sublimits) of not less than $25.0 million shall then be available to the Reorganized Debtors for borrowing. The Exit Revolver lender(s) and all material terms and conditions of the Exit Revolver shall be set forth in the Plan Supplement.

Section 5.12  High Yield Offering

     (a) It is a condition to the Effective Date that, not later than the Effective Date, Seitel or Reorganized Seitel shall consummate the High Yield Offering and issue and sell the New Senior Notes to the Initial Purchasers resulting in not less than $180 million in net proceeds therefrom to Reorganized Seitel. It is intended that the Initial Purchasers will resell the New Senior Notes to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act), pursuant to Rule 144A or Regulation S under the Securities Act.

     (b) The material terms and conditions of the New Senior Notes and the New Senior Note Indenture shall be disclosed in the Plan Supplement. The New Senior Notes sold in the High Yield Offering in reliance on Rule 144A under the Securities Act shall each initially be represented by a single, permanent global certificate in fully registered form, without interest coupons, and shall be appropriately legended to reflect all restrictions on the transfer thereof under the Securities Act.

     (c) Reorganized Seitel shall undertake with the Initial Purchasers to register (in an exchange offer transaction) with the SEC the offer and sale of a replacement series of senior notes. Such replacement notes shall be offered to the Holders of New Senior Notes in exchange for their New Senior Notes, and shall have terms identical to the New Senior Notes issued by Reorganized Seitel in the High Yield Offering, except that they will be fully transferable without restriction under the Securities Act, other than with respect to Holders who are or who may be deemed to be "affiliates" or engaged in a public distribution of the notes.

     (d) The proceeds of the High Yield Offering may be held in escrow at the request of UBS until as late as the Guarantee Performance Date. In the event that such proceeds are delivered into escrow, Class 3 Claims shall be paid on or prior to the Guarantee Performance Date as set forth in Section 7.1 of this Plan. In addition, if the proceeds of the High Yield Offering are escrowed pursuant to Section 7.1 of this Plan, HBV shall, not later than 3 Business Days after the Effective Date either (a) obtain an irrevocable stand-by letter of credit in the amount of $75 million (or such lesser amount as would reflect the receipt of any proceeds of the Warrant Offering by the Debtors on or before the third Business Day after the Effective Date) or (b) advance into escrow $75 million (or such lesser amount as would reflect the receipt of any proceeds of the Warrant Offering by the Debtors on or before the third Business Day after Effective Date) to secure the Funding Guarantee. Any fee with respect to the letter of credit shall be paid by the Debtors.

Section 5.13  Hart-Scott-Rodino Compliance

     Notwithstanding any provision herein to the contrary, any shares of Reorganized Seitel Common Stock to be distributed under this Plan to any entity required to file a Premerger Notification and Report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable to that entity under such act shall have expired or been earlier terminated.

Section 5.14  Applicability of Section 1125 of the Bankruptcy Code

     The protections afforded by section 1125(e) of the Bankruptcy Code with regard to the solicitation of acceptances or rejections of this Plan and with regard to the offer, issuance, sale or purchase of the Plan Securities shall apply to the full extent provided by law, and the entry of the Confirmation Order shall constitute the Bankruptcy Court's finding that the Debtors, the Reorganized Debtors, the Committee, the Funding Guarantors and each of their respective officers, directors, managers, members, affiliates, associates, employees, agents, attorneys, accountants, and Professionals, have acted in good faith with respect to, and in compliance with, the provisions of the Bankruptcy Code applicable to the offer, issuance, sale or purchase of the Plan Securities.

Section 5.15  Sources of Cash for Plan Distribution

     All Cash necessary for the Reorganized Debtors to make payments under this Plan shall be obtained from: (a) the net proceeds of the sale of the Offered Shares either upon exercise of the Shareholder Warrants or as a result of the purchase by the Funding Guarantors of the Offered Shares pursuant to the Funding Guarantee; (b) existing Cash balances; (c) the operating cash flows of the Debtors or Reorganized Debtors; (d) the proceeds from borrowings under the Exit Revolver; and (e) the net proceeds of the sale of the New Senior Notes in the High Yield Offering. The Reorganized Debtors may make payments using Cash received from their affiliates or subsidiaries through the Reorganized Debtors' consolidated cash management system and from advances or dividends from such subsidiaries in the ordinary course. Any payment or distributions of Cash by the Reorganized Debtors under this Plan shall be made at the Reorganized Debtors' option by check drawn on a United Sates domestic bank or by electronic wire transfer.

Section 5.16  Revesting of Assets

     Except as otherwise specified herein, the property of the Estates of the Debtors shall vest in the Reorganized Debtors on the Effective Date free and clear of all Claims, liens, charges or other encumbrances and Equity Interests (other than Reorganized Seitel Common Stock and New Subsidiary Equity Interests), provided, however, that the liens of WFF shall remain on the Debtors' assets until the DIP Financing Claims have been indefeasibly paid in full as provided herein and shall thereupon be deemed released, and WFF and the Debtors or Reorganized Debtors shall promptly execute all documents and instruments necessary and appropriate to reflect the same. On and after the Effective Date, the Reorganized Debtors shall operate their businesses and may use, acquire, or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan and the Confirmation Order.

                                   ARTICLE VI

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
              -----------------------------------------------------

Section 6.1   Assumption or Rejection of Executory Contracts and Unexpired
              Leases

     (a) As of the Effective Date, the customer Data License Agreements, the D&O Insurance Policies, the Insurance Coverage of the Debtors and the retention and bonus agreements with the chairman, chief executive officer and chief financial officer of the Debtors, shall be deemed assumed by the Reorganized Debtors in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except any such customer Data License Agreements, D&O Insurance Policies and the Insurance Coverage that (1) have been rejected by order of the Bankruptcy Court, (2) are the subject of a motion to reject pending on the Effective Date (which shall thereafter be rejected, or otherwise treated in accordance with orders disposing of such motions), (3) are identified on a list Filed on or before the Confirmation Date, as to be rejected, or (4) are rejected pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any and all reimbursements made under the D&O Insurance Policies on account of defense costs paid by the Debtors and/or the Reorganized Debtors before or after the Petition Date shall be paid directly to the Debtors to the extent such reimbursements are made after the Effective Date.

     (b) Except for the customer Data License Agreements, D&O Insurance Policies, the Insurance Coverage, and the retention and bonus agreements with the chairman, chief executive officer and chief financial officer of the Debtors, as of the Effective Date, all employment agreements, plans and executory contracts and unexpired leases of the Debtors shall be deemed rejected by the Reorganized Debtors in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those employment agreements, plans and executory contracts and unexpired leases that (1) have been assumed by order of the Bankruptcy Court, (2) are the subject of a motion to assume pending on the Effective Date (which shall thereafter be assumed, or otherwise treated in accordance with orders disposing of such motions), (3) are identified on a list Filed on or before the Confirmation Date, as to be assumed, or (4) are assumed pursuant to the terms of this Plan (including, without limitation, the Funding Agreement). Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to this Article VI shall revest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law.

Section 6.2   Claims Based on Rejection of Executory Contracts or Unexpired
              Leases

     All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed within thirty
(30) days after the date of entry of an order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such time shall be forever barred from assertion against the Debtors, the Reorganized Debtors or the Estates and their property unless otherwise ordered by the Bankruptcy Court or provided in this Plan.

Section 6.3   Cure of Defaults for Executory Contracts and Unexpired Leases
              Assumed

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to this Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding (1) the amount of any cure payments, (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

Section 6.4   Limited Indemnification of Directors, Officers and Employees

     The obligations of the Debtors to indemnify any Person serving at any time on or prior to the Effective Date as one of its directors, officers or employees by reason of such Person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in any Debtor's constituent documents or by a written agreement with the Debtors or the Delaware General Corporation Law, shall be deemed assumed by the Reorganized Debtors pursuant to this Plan and section 365 of the Bankruptcy Code as of the Effective Date to the limited extent of the obligation to defend against claims that are not Securities Claims. The Debtors' obligations, if any, to defend Securities Claims or to satisfy any judgment or liability of any such Person on account of any Securities Claim shall be a Class 5 Securities Claim. The Debtors' obligation, if any, to indemnify any such Person with respect to any liability with respect to any claim or cause of action that arose prior to the Petition Date shall not be assumed and shall be deemed satisfied by the assumption of the obligation to defend, except as set forth in Section 10.4(a) hereof. The Debtors' existing directors' and officers' insurance coverage shall be assumed and maintained in effect (as set forth in Section 6.1(a) hereof). Accordingly, the limited indemnification obligations to defend described above as assumed shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date, but all other indemnification obligations that arose before the Petition Date shall be discharged. All indemnification obligations based on any fact or circumstance first arising after the Petition Date is part of the directors', officers' and employees' administrative compensation claim and therefore, shall be assumed and honored post-Effective Date.

Section 6.5   Benefit Programs

     Except as otherwise expressly provided hereunder or by separate motion, all programs of the Debtors applicable to its current employees with respect to 401(k) plans, health care plans, disability insurance plans, life insurance plans, accidental death, and dismemberment insurance plans, vacation allowances and educational reimbursement plans are treated as executory contracts under this Plan and on the Effective Date shall be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; provided, however, that nothing contained herein shall cause the assumption of any plan or program that requires the issuance of any Equity Interests or any Reorganized Seitel Common Stock except as specifically may be provided in this Plan.

                                   ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS
                       ----------------------------------

Section 7.1 Distributions on Claims or Equity Interests Allowed as of the Effective Date

     Except as otherwise provided in this Article VII or as may be ordered by the Bankruptcy Court, distributions on account of Claims or Equity Interests that are Allowed as of the Effective Date and are entitled to receive distributions under this Plan shall be made on the Effective Date, or as soon as practicable thereafter. To the extent the Reorganized Debtors, with the consent of the Committee and the Funding Guarantors (which shall not unreasonably be withheld), determine that sufficient funds exist to make one or more partial distributions prior to the Effective Date, such distributions shall be made in the order of absolute priority, subject to full distributions on, or as soon as practicable after, the Effective Date. Distributions on account of Claims or Equity Interests that become Allowed Claims or Allowed Equity Interests after the Effective Date shall be made pursuant to Sections 7.3 and 8.3 of this Plan.

     Without limiting the generality of the foregoing in this Section 7.1, and further subject to the determination by the Reorganized Debtors (or the Debtors as applicable), the Committee and the Funding Guarantors based on a request by UBS to escrow the "Effective Date Available Cash" (as hereinafter defined), all of the Debtors' (or Reorganized Debtors') distribution obligations to Holders of Class 3 Claims only in respect of Allowed Claims as provided in this Plan (the "Plan Distribution Conditions") shall be deferred to no later than the Guarantee Performance Date. Between the Effective Date and the Guarantee Performance Date all Cash (including (i) the net Cash proceeds from the High Yield Offering, (ii) the net Cash proceeds from all requisite borrowings under the Exit Revolver,
(iii) not less than $35.0 million of the Debtors' Cash on hand (collectively, the "Effective Date Available Cash") and all Cash proceeds from the Warrant Offering actually received by the Debtors, but not including the "Remaining Plan Distribution Cash" (as hereinafter defined)) shall have been received by the Debtors or the Reorganized Debtors, as the case may be, on or prior to the Effective Date and deposited by the Reorganized Debtors (or the Debtors, as applicable) into an interest bearing escrow account established with a U.S. domestic "money center" commercial banking institution which qualifies under section 345 of the Bankruptcy Code and the only condition to the release from escrow of the Effective Date Available Cash is the occurrence of the Guarantee Performance Date and the receipt by the Reorganized Debtors by such date of all proceeds from the exercise of the Shareholder Warrants and/or the performance by the Funding Guarantors of their obligations under the Funding Guarantee. The not yet received net Cash proceeds to the Debtors (or the Reorganized Debtors, as applicable) from the exercise by the Holders of Old Seitel Common Stock of the Shareholder Warrants and/or the net Cash proceeds to the Debtors (or the Reorganized Debtors, as applicable) obtained upon the performance by the Funding Guarantors of their funding obligations under the Funding Guarantee on the Guarantee Performance Date shall be referred to as the "Remaining Plan Distribution Cash". If the Effective Date Available Cash is escrowed pursuant to this Section 7.1, within 3 Business Days after the Effective Date the Funding Guarantors shall either make a cash deposit or deliver a letter of credit in an amount equal to $75 million, less the cash proceeds of the Warrant Offering actually escrowed as part of the Effective Date Available Cash. In such case, the Effective Date Available Cash proceed may be released from escrow to satisfy Class 3 Claims prior to the Guarantee Performance Date.

     Any decision by the Debtor or Reorganized Debtors, the Committee and the Funding Guarantors to escrow the proceeds of the High Yield Offering pending the performance of the Funding Guarantee shall be made only if requested by UBS.

Section 7.2   Distributions by the Disbursing Agent

     The Disbursing Agent shall make all distributions required under this Plan to the Holders of Allowed Claims and Allowed Equity Interests in accordance with the provisions of this Plan.

     If the Disbursing Agent is an independent third party designated by Reorganized Seitel to serve in such capacity, such Disbursing Agent, shall receive, without further Court approval, reasonable compensation for distribution services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from Reorganized Seitel on terms acceptable to Reorganized Seitel. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties.

Section 7.3   Delivery of Distributions; Undeliverable or Unclaimed
              Distributions

     (a)  Delivery of Distributions in General

     Except as set forth below, distributions to Holders of Allowed Claims and Allowed Equity Interests shall be made by the Disbursing Agent: (i) at the addresses set forth on the proofs of Claim Filed by such Holders (or at the last known addresses of such Holders if no proof of Claim is Filed), (ii) at the addresses set forth in any written notices of address changes delivered to Reorganized Seitel and the Disbursing Agent after the date of any related proof of Claim, (iii) at the addresses reflected in the Schedules if no proof of Claim has been Filed and Reorganized Seitel or the Disbursing Agent has not received a written notice of a change of address or (iv) at the addresses set forth in the properly completed letter of transmittal accompanying instruments properly remitted to the Debtors or Reorganized Debtors. Distributions of shares of Reorganized Seitel Common Stock to Holders of Old Seitel Common Stock shall be made in accordance with Section 7.7 of this Plan.

     (b)  Undeliverable Distributions

          (i)   Holding of Undeliverable Distributions

               If any distribution is returned to the Reorganized Debtors as undeliverable, no further distributions shall be made to such Holder unless and until the Reorganized Debtors are notified in writing of such Holder's then-current address. Subject to Section 7.3(b)(iv), undeliverable distributions shall remain in the possession of the Reorganized Debtors under this Section 7.3 until such time as a distribution becomes deliverable.

          (ii)  Status While Undeliverable

               Undeliverable Cash shall not be entitled to any interest, dividends, or other accruals of any kind. Any putative Holders of undeliverable shares of Reorganized Seitel Common Stock shall not be entitled to the right to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Reorganized Debtors or any other matter, or any rights whatsoever as a shareholder of the Reorganized Debtors. The right to exercise any Shareholder Warrant shall terminate on the Expiration Date, regardless of whether such Shareholder Warrant has been delivered.

          (iii) After Distributions Become Deliverable

               Within 30 days after the end of each calendar quarter following the Effective Date, the Reorganized Debtors shall make all distributions that have become deliverable during each preceding calendar quarter.

          (iv)  Failure to Claim Undeliverable Distributions

               In an effort to ensure that all Holders of Allowed Claims and all Holders of Allowed Equity Interests receive their allocated distributions, the Reorganized Debtors shall file with the Bankruptcy Court a listing of Holders of undeliverable distributions. Any Holder of an Allowed Claim or an Allowed Equity Interest in respect of an undeliverable distribution who fails to notify the Reorganized Debtors or their designee of the Holder's correct address within one (1) calendar year from the Effective Date shall be forever barred from asserting its Claim or Equity Interest to the extent of any such undeliverable distribution against the Reorganized Debtors or their property. In such cases any Cash or shares of Reorganized Seitel Common Stock held for distribution on account of such Claims or Equity Interests shall be property of the Reorganized Debtors. Nothing contained in this Plan shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim or an Allowed Equity Interest.

Section 7.4   No Recognition of Old Seitel Common Stock

     At the close of business on (a) the Effective Date, the transfer of the Notes or any interest therein or rights thereto shall no longer be permitted and
(b) the Ledger Closing Date, the transfer register for the Old Seitel Common Stock shall be closed. The Reorganized Debtors shall have no obligation to recognize any transfer of the Notes or the shares of Old Seitel Common Stock, or any interest therein or rights thereto, occurring after the Effective Date and the Ledger Closing Date, respectively, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Effective Date and the Ledger Closing Date, respectively.

     Notwithstanding anything herein to the contrary, any distribution under this Plan to be effected through the facilities of DTC shall be made in a manner consistent with the customary practices of DTC.

Section 7.5   Timing and Calculation of Amounts to be Distributed

     Unless otherwise provided for elsewhere in this Plan or agreed to by the Holder of a Claim or Equity Interest and the Reorganized Debtors, with the consent of the Committee and the Funding Guarantors (which shall not unreasonably be withheld), on the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Claim or an Allowed Equity Interest shall receive the full amount of the distributions that this Plan provides for Allowed Claims or Allowed Equity Interests in the applicable Class. Beginning on the date that is 30 calendar days after the end of the calendar quarter following the Effective Date and 30 calendar days after the end of each calendar quarter thereafter, distributions shall also be made, under
Section 8.3 below, to Holders of Disputed Claims or Disputed Equity Interests in any such Class whose Claims or Equity Interests were Allowed during the preceding calendar quarter. Such quarterly distributions shall also be in the full amount that this Plan provides for Allowed Claims or Allowed Equity Interests in such applicable Class.

Section 7.6   Setoffs

     The Reorganized Debtors may, under section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim or Allowed Equity Interest and the distributions to be made under this Plan on account of such Claim (before any distribution is made on account of such Claim or Equity Interest) the claims, rights and Causes of Action of any nature that the Debtors may hold against the Holder of any such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claims, rights, and Causes of Action that the Debtors may possess against such Holder.

Section 7.7   Surrender of Cancelled Instruments or Securities

     As a condition precedent to receiving any distribution under this Plan on account of an Allowed Claim or Allowed Equity Interest, other than a Class 6 Equity Interest, evidenced by the promissory notes, instruments, securities, or other documentation cancelled in accordance with this Plan, the Holder of such Allowed Claim or Allowed Equity Interest shall tender the applicable promissory notes, instruments, securities or other documentation evidencing such Claim or Equity Interest to the Reorganized Debtors. Any distribution on account of any such Claim or Equity Interest shall, pending such surrender, be treated as an undeliverable distribution under Section 7.3 above.

     The procedures by which Holders of Allowed Class 6 Equity Interests surrender their shares of Old Seitel Common Stock and exchange such securities for shares of Reorganized Seitel Common Stock and Shareholder Warrants shall be determined based on the manner in which the shares of Old Seitel Common Stock were issued and the manner in which such shares are held, as set forth below. It is the Debtors' intention that, to the extent possible, the Shareholder Warrants will be initially represented by a single permanent global certificate in fully registered form without certificates and that each certificate for shares of Old Seitel Common Stock outstanding immediately prior to the Effective Date shall on and after the Effective Date represent the number of shares of Reorganized Seitel Common Stock into which such shares have been reclassified on the Effective Date pursuant to this Plan.

     (a)  Old Seitel Common Stock Held in Physical, Registered or Certificated
Form

     Each certificate which, immediately prior to the Effective Date, evidenced shares of Old Seitel Common Stock shall be cancelled on the Effective Date and from and after the Effective

Date shall represent only the right to receive the number of shares of Reorganized Seitel Common Stock for which such shares have been exchanged on the Effective Date pursuant to this Plan. On or prior to the Effective Date, Reorganized Seitel shall deliver by first class mail to Holders of record of Old Seitel Common Stock as of the Ledger Record Date in physical, registered or certificated form (i) notice that their certificates evidencing shares of Old Seitel Common Stock have been cancelled as aforesaid and represent only the right to receive such number of shares of Reorganized Seitel Common Stock into which such shares have been exchanged on the Effective Date pursuant to this Plan, together with a Letter of Transmittal (and instructions therein) to effect the surrender to Reorganized Seitel's transfer agent of such certificates (duly endorsed in blank or otherwise in appropriate form for transfer, including any requisite signature guarantees) and (ii) either (A) a certificate evidencing the certificated Shareholder Warrants issued under this Plan to such Holders or (B) notice of such Holder's position in a global warrant (held by DTC, or Cede & Co, as DTC's nominee) representing the Shareholder Warrants, which notice shall include a description of the material terms and conditions of the Shareholder Warrants, and, in each case, Holders shall receive a notice of Shareholder Warrant exercise with instructions and a form of Warrant transfer.

     (b) Old Seitel Common Stock in Bearer Form Held Through a Broker or Bank Participant in DTC

     Shares of Old Seitel Common Stock held through a broker or bank participant or other nominee in DTC or in book-entry form, shall be mandatorily exchanged for Cash and/or the applicable Plan Securities as the case may be, through the facilities of such nominees, if applicable, and the systems of the applicable securities depository or DTC, as applicable, and appropriate instructions shall be issued to DTC by Reorganized Seitel or the transfer agent for Reorganized Seitel.

     (c)  Issuance of New Certificates at Election of Holder

     Record Holders of Old Seitel Common Stock on the Ledger Closing Date may, at any time after the Effective Date, receive a new certificate representing such record Holder's shares of Reorganized Seitel Common Stock only by surrendering to the transfer agent such record Holder's old certificates, together with a duly executed letter of transmittal (and any required signature guarantees, back up withholding tax Form(s) W-9 and all other documentation specified in the instructions to the letter of transmittal).

Section 7.8   Lost, Stolen, Mutilated or Destroyed Securities

     Any Holder of a Certificate of Old Seitel Common Stock representing shares of Reorganized Seitel Common Stock or of a Claim or Interest evidenced by an instrument that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, deliver to Reorganized Seitel: (a) evidence reasonably satisfactory to Reorganized Seitel or the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may be required by Reorganized Seitel or the Disbursing Agent to hold Reorganized Seitel and the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim or Allowed Equity Interest. Upon compliance with this Section 7.8 by a Holder of an Allowed Claim or Allowed Equity Interest, such Holder shall, for all purposes under this Plan, be deemed to have surrendered such note, debenture, bond, share or security.

Section 7.9   Fractional Shares

     (a) No fractional shares of Reorganized Seitel Common Stock will be issued or distributed. For purposes of distribution of shares of Reorganized Seitel Common Stock, fractional shares of Reorganized Seitel Common Stock will be rounded down to the next whole number or zero, as applicable and the Holder thereof will receive the consideration as described below. Neither the Debtors, Reorganized Seitel nor the Disbursing Agent will have any obligation to make a distribution that is less than one (1) share of Reorganized Seitel Common Stock. Fractional shares of Reorganized Seitel Common Stock that are not distributed in accordance with this Plan will be returned to Reorganized Seitel.

     (b) If a Holder of an Allowed Equity Interest is entitled to distribution of a fraction of a share of Reorganized Seitel Common Stock, Reorganized Seitel will pay to such Holder an amount in cash equal to such fraction multiplied by the then current market price per share of Reorganized Seitel Common Stock, determined as set forth below, computed to the nearest whole cent. For the purpose of determining if a Holder of an Allowed Equity Interest is entitled to a distribution of a fraction of a share, all Allowed Equity Interests held by such Holder will be aggregated. For the purpose of any computation of current market price under this paragraph, the current market price per share of Reorganized Seitel Common Stock will be (i) the average of the "last bid and ask" prices of shares of Old Seitel Common Stock in the over-the-counter market as officially reported by the National Association of Securities Dealers, Inc. on the Ledger Closing Date (or if there were no sales on such date, on the next preceding date on which such trading was recorded) (ii) if there have been no trades officially reported by the National Association of Securities Dealers, Inc., then the average of the last bid and ask prices of shares of Old Seitel Common Stock in the over-the-counter market as officially reported by the Pink Sheets Electronic Quote Service on the Ledger Closing Date (or if there were no sales on such date, on the next preceding date on which such trading was recorded), or (iii) if for any reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph, the current market price per share shall be the fair market value thereof as determined in good faith business judgment by the Board of Directors of Reorganized Seitel.

     (c) If any fraction of a share of Recognized Seitel Common Stock is issuable on the exercise of any Shareholder Warrant, the actual distribution of shares of Reorganized Seitel Common Stock shall reflect a rounding down of such fraction to the nearest whole share, with any excess proceeds as a result of such rounding being refunded to the holder; provided, however, if more than one Shareholder Warrant shall be presented for exercise in full at the same time by such holder, the full number of shares of Reorganized Seitel Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Reorganized Seitel Common Stock purchasable on exercise of the Shareholder Warrants so presented.

                                  ARTICLE VIII

             PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS
             ------------------------------------------------------

Section 8.1   Prosecution of Objections to Claims and Equity Interests

     After the Effective Date, the Debtors or the Reorganized Debtors shall have the exclusive authority to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims and Equity Interests. From and after the Effective Date, such parties may settle or compromise any Disputed Claim or Disputed Equity Interest without approval of the Bankruptcy Court. Any objections to Claims or Equity Interests must be made before the date that is 90 days after the Effective Date, or such other date as is established by order of the Bankruptcy Court.

Section 8.2   Estimation of Claims

     The Debtors or the Reorganized Debtors may, at any time, request that the Bankruptcy Court fix, liquidate or estimate any contingent or unliquidated Claim or Equity Interest pursuant to section 502(c) of the Bankruptcy Code or other applicable law regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim or Equity Interest at any time during litigation concerning any objection to any Claim or Equity Interest, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Equity Interest, such estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim or Equity Interest, as determined by the Bankruptcy Court. The Bankruptcy Court's entry of this order may limit the distribution to be made on individual Disputed Claims or Equity Interests regardless of the amount finally Allowed on account of such Disputed Claims or Equity Interests, and no Holder shall have recourse against the Debtors or the Reorganized Debtors or any of their respective professionals. If the estimated amount constitutes a maximum limitation on such Claim or Equity Interest, the Debtors or the Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim or Equity Interest. All of the aforementioned Claims or Equity Interests objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims or Equity Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

Section 8.3 Payments and Distributions on Disputed Claims or Disputed Equity Interests

     (a) Notwithstanding any provision in this Plan to the contrary, no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Disputed Equity Interest until the resolution of such disputes by settlement or Final Order and the Disputed Claim or Disputed Equity Interest, or some portion thereof, has become an Allowed Claim or an Allowed Equity Interest, as the case may be.

     (b) No reserve for Disputed Claims shall be established. All obligations in respect of Disputed Claims shall be undertaken after the Effective Date by the Reorganized Debtors.

Section 8.4   Distributions After Allowance

     The Reorganized Debtors shall make all payments and distributions required to be made under this Plan as soon as practicable after the date such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or an Allowed Equity Interest. Such distributions shall be based upon the cumulative distributions that would have been made to the Holder of such Claim or Equity Interest under this Plan if the Disputed Claim or Equity Interest had been Allowed on the Effective Date.

                                   ARTICLE IX

                     CONDITIONS PRECEDENT TO EFFECTIVE DATE
                     --------------------------------------

Section 9.1   Conditions Precedent to Effective Date

     The Effective Date shall not occur until each of the following conditions shall have been satisfied or waived pursuant to the provisions of Section 9.2:

     (a) The Confirmation Order shall be in form and substance reasonably satisfactory to the Committee and the Funding Guarantors and the Confirmation Order shall have become a Final Order.

     (b) The High Yield Offering shall have been consummated with net proceeds therefrom to Reorganized Seitel of not less than $180 million.

     (c)  The Exit Revolver shall have closed and be in full force and effect.

     (d) Either the Offered Shares Registration Statement shall have been declared effective by order of the SEC in respect of which no "stop order" in respect thereof shall have been issued or is in effect, or that an opinion of Seitel's counsel shall have been issued in form and substance reasonably acceptable to the Committee and the Funding Guarantors dated the Effective Date, to the effect that the Offered Shares may be offered, sold and issued without registration under the Securities Act pursuant to the exemption therefrom provided in section 1145(a) of the Bankruptcy Code.

     (e) The new board of directors of Reorganized Seitel shall have been appointed as set forth in this Plan and shall have agreed to serve.

     (f) The Debtors shall have Cash or Cash equivalents in hand as of the Effective Date and available to satisfy Claims of not less than $35 million.

Section 9.2   Waiver of Conditions

     The Debtors and Reorganized Debtors, with the consent of the Committee and the Funding Guarantors (which consent shall not unreasonably be withheld), and of the Largest Creditors (as to Sections 9.1(b), (c), (d) and (f) which consent shall not be unreasonably be withheld), may waive any of the conditions set forth in Section 9.1 of this Plan, at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate this Plan.

Section 9.3   Effect of Failure of Conditions.

     If one or more of the conditions specified in Section 9.1 of this Plan have not occurred and have not been waived on or before July 31, 2004, (a) the Confirmation Order shall be vacated and this Plan shall be null and void in all respects, (b) the Debtors and all Holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Effective Date as though the Effective Date never occurred, (c) the Debtors' obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors, and (d) nothing contained in this Plan or the Disclosure Statement shall constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

                                    ARTICLE X

                           EFFECT OF PLAN CONFIRMATION
                           ---------------------------

Section 10.1  Binding Effect

     Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Effective Date, the provisions of this Plan shall bind any Holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such Holder is impaired under this Plan and whether or not such Holder has accepted this Plan.

Section 10.2  Classification and Enforceability of Claims and Equity Interests

     The classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments under this Plan take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to this Plan. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled pursuant to this Plan. All Securities Claims are deemed to be permanently subordinated pursuant to the terms of section 510(b) of the Bankruptcy Code, and as such, have been placed in a separate Class.

Section 10.3  Discharge

     Except as otherwise provided in this Plan or the Confirmation Order and subject to section 1141(d)(1) of the Bankruptcy Code, upon the Effective Date, all debts of, Claims against and Equity Interests in any of the Debtors, their assets, or properties, shall be discharged and released. The discharge of the Debtors shall be effective as to each debt, Claim or Equity Interest, regardless of whether a proof of Claim or proof of interest therefor was Filed, whether the Claim or Equity Interest is Allowed, or whether the Holder thereof votes to accept this Plan. On the Effective Date, as to every discharged debt, Claim and Equity Interest, all persons, entities and governmental units (including, without limitation, any Holder of a debt, Claim or Equity Interest) shall be precluded from asserting against any Debtor or Reorganized Debtor or against such Debtor's or Reorganized Debtor's assets or properties, any other or further debt, Claim or Equity Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Effective Date.

Section 10.4  Releases

     In consideration of the contributions of certain parties to the Debtors' Chapter 11 Cases, including, but not limited to (a) the restructuring of the Debtors as provided for in this Plan, and (b) the waiver by certain parties (or their affiliates) of rights they might otherwise seek to assert against one or more of the Debtors, this Plan provides for certain waivers, exculpations, releases and injunctions.

     (a)  Releases and Indemnification by Debtors

     Except as otherwise specifically provided herein, for good and valuable consideration, including, but not limited to the service of the D&O Releasees, the Committee Releasees and the Funding Guarantee Releasees to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by this Plan, effective as of the Effective Date, the Debtors and the Reorganized Debtors hereby release (i) the WFF Group, (ii) the D&O Releasees, (iii) the Funding Guarantor Releasees, and (iv) the Committee Releasees, from any and all Claims, obligations, rights, suits, damages, Causes of Action, Claims asserted in the Derivative Suits, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtors or their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, except for claims and liabilities (x) in respect of any loan, advance or similar payment by the Debtors or their subsidiaries to any such Person, or (y) in respect of any contractual obligation owed by such Person to the Debtors or their subsidiaries. Notwithstanding the foregoing, neither the Debtors, the Reorganized Debtors, nor any other party shall be construed under this Plan to have released or compromised in any way their rights including Causes of Action against Paul Frame, Cynthia Moulton and Franklin Cardwell & Jones, P.C. The Reorganized Debtors shall support and defend this Plan, and defend the Releasees with respect to the relief provided to the Releasees under this Plan, by enforcing all Plan provisions in the Bankruptcy Court or any other court, and by paying any and all fees, costs or other expenses incurred in the defense of the Releasees, to the extent necessary to effectuate and enforce the releases set forth herein, against any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities, except to the extent limited in this subparagraph (a). The Reorganized Debtors shall defend and fully indemnify the Releasees with respect to the exclusions set forth in Section 10.4(b) of this Plan regarding any and all federal, state or local tax statutes, regulations and/or rules, and any and all federal, state or local environmental statutes, regulations and/or rules unless there is a final determination that such liability is the result of fraud or willful misconduct. The Reorganized Debtors shall fully indemnify the Releasees for any act or omission, transaction, agreement, event or other occurrence that occurs after the Petition Date, except for those acts or omissions that are the result of fraud or willful misconduct.

     (b)  Limited Releases by Holders of Claims and Equity Interests

     On the Effective Date (and in the case of Class 3 Creditors, upon payment in full) each Holder of a Claim and/or Equity Interest except as otherwise provided in this Plan or the Confirmation Order, and the Committee shall be deemed to have released the Reorganized Debtors, the Releases and the Holder of the Pearlman Claims from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date (and in the case of Class 3 Creditors, on or before payment in full) in any way relating or pertaining to (i) the Chapter 11 Cases, (ii) the Debtors as debtors-in-possession, or (iii) the negotiation, formulation and preparation of this Plan or the documents in the Plan Supplement, except that no party shall be released from acts or omissions which are the result of fraud, willful misconduct, gross negligence or, with respect to officers and directors of the Debtors, the usurpation of any corporate opportunity, and the provisions of this Section 10.4 shall not release or discharge any such Persons from any liabilities arising under (i) the Internal Revenue Code, (ii) the environmental laws of the United States, or
(iii) any criminal laws of the United States or of any state. The foregoing release of the Releasees and the Holder of the Pearlman Claims, is in consideration for their services rendered during the Chapter 11 Cases, the essential nature of such release to this Plan, the impact that any claims against D&O Releasees or the Holder of the Pearlman Claims could have on the D&O Insurance Policies and other property of the Estates, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

Section 10.5  Preservation of Rights of Action

     Except as otherwise provided in this Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may exclusively enforce any claims, rights and Causes of Action, including any claims against Paul Frame, Cynthia Moulton and Franklin Cardwell & Jones, P.C., that the Debtors or the Estates may hold against any Person or Entity that have not been released under this Plan. The Reorganized Debtors may pursue such retained claims, rights or Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. All Causes of Action, rights or avoidance actions, claims, whether known or unknown, against any defendant in the Derivative Suits, or against any Entity arising from the same, similar or related operative facts which have been or may be brought, are preserved solely and exclusively for the Reorganized Debtors. These retained claims include, but are not limited to, actions or Causes of Action against Paul Frame, Cynthia Moulton and Franklin Cardwell & Jones, P.C.

Section 10.6  Exculpation.

     As of the Effective Date, the Debtors, the Releasees and their respective advisors, attorneys, agents or any professionals retained by them (acting in such capacity) shall neither have nor incur any liability to, nor be subject to any right of action by, any Person or Entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, administration, Confirmation or effectiveness of this Plan, the Disclosure Statement, the solicitation of votes for and the pursuit of Confirmation of this Plan, the consummation of this Plan or the administration of this Plan or the property to be distributed under this Plan, or any contract, instrument, release or other agreement or document created or entered into in connection with this Plan, or any other act taken or omitted to be taken in connection with the Chapter 11 Cases; provided, however, that the foregoing provisions of this Section 10.6 shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence, recklessness or willful misconduct.

Section 10.7  Injunction

     Except as otherwise provided in this Plan, from and after the Effective Date, all Persons and Entities that have held, currently hold or may hold a Claim or Equity Interest (including a Securities Claim) or other debt or liability or an Equity Interest or other right of an equity security Holder that is terminated under this Plan are forbidden and prohibited from taking any of the following actions against the Debtors, the Reorganized Debtors, the Estates or their respective property on account of any such Claims (including Securities Claims) or other debts, liabilities or Equity Interests or other terminated Equity Interests or rights: (a) commencing or continuing in any manner, any suit, action or other proceeding on account of or respecting any claim, obligation, debt, right, Cause of Action, remedy or liability released or to be released pursuant to this Article X; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; (d) creating, perfecting or enforcing any lien or encumbrance; and (e) commencing or continuing any action, in any manner, in any place, that does not comply with or is inconsistent with the provisions of this Plan or the Bankruptcy Code, provided, however, that the foregoing injunction shall not preclude police or regulatory agencies from fulfilling their statutory duties.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION
                            -------------------------

Section 11.1  Retention of Jurisdiction

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including to:

     (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim or Priority Tax Claim and the resolution of any and all objections to the allowance or priority of Claims and Equity Interests;

     (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending on or before the Effective Date;

     (c) Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtors are parties or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

     (d) Ensure that the transactions contemplated by this Plan, and distributions to Holders of Allowed Claims and Holders of Allowed Equity Interests are accomplished pursuant to the provisions of this Plan, including ruling on any motion Filed pursuant to Article VII;

     (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

     (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with this Plan or the Disclosure Statement, including, without limitation, in connection with the Warrant Offering, the Funding Guarantee, the High Yield Offering and the Exit Revolver;

     (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan or any Person's or Entity's obligations incurred in connection with this Plan;

     (h) Issue injunctions, enter and implement other orders or take such actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of this Plan, except as otherwise provided herein;

     (i) Resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article X and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

     (j) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

     (k) Determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with this Plan or the Disclosure Statement;

     (l)  Enter an order and/or final decree concluding the Chapter 11 Cases;

     (m) Resolve disputes concerning any reserve with respect to Disputed Equity Interests or the administration thereof;

     (n) Recover all assets of the Debtors and property of their Estates, wherever located, including any Causes of Action; and

     (o) Hear and resolve all matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, as they pertain to the estates of the Debtors.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

Section 12.1  Payment of Statutory Fees

     All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date. Any such fees accrued after the Effective Date shall constitute an Allowed Administrative Claim and be treated in accordance with section 2.1 of this Plan.

Section 12.2  Dissolution of the Committee

     As of the close of business on the 30/th/ day after the Guarantee Performance Date, the Committee shall be deemed dissolved and its members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

Section 12.3  Amendment or Modification of Plan

     Subject to the limitations contained herein, (1) the Debtors reserve the right in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan prior to the entry of the Confirmation Order, and (2) after the entry of the Confirmation Order, the Debtors, may, upon the consent of the Committee and the Funding Guarantors, and order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan.

Section 12.4  Revocation of Plan

     In the event of a withdrawal of this Plan, nothing contained herein or in the Disclosure Statement shall be deemed an admission by the Debtors.

Section 12.5  Successors and Assigns

     The rights, benefits and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such person or entity.

Section 12.6  Reservation of Rights

     Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. Neither the Filing of this Plan, nor any statement or provision contained herein or in the Disclosure Statement, nor the taking of any action by the Debtors with respect to this Plan shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

Section 12.7  Exemption from Certain Transfer Taxes

     Pursuant to section 1146 of the Bankruptcy Code: (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation of any other lien, mortgage, deed of trust or other security interest; (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with this Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under this Plan or the reinvesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated in this Plan, and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including, without limitation, the Confirmation Order, shall not be taxed under any law imposing a stamp or similar tax. Consistent with the foregoing, each recorder of deeds or similar official for any country, city of governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any stamp or similar tax.

Section 12.8  Further Assurances

     The Debtors, the Reorganized Debtors and all Holders of Claims or Equity Interests receiving distributions under this Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

Section 12.9  Implementation

     The Debtors shall take all steps and execute all documents, including appropriate releases, necessary to effectuate the provisions contained in this Plan.

Section 12.10 Service of Documents

     Any pleading, notice or other document required by this Plan to be served on or delivered to the Debtors or Reorganized Debtors shall be sent by first class U.S. mail, postage prepaid to:

                              Seitel, Inc.
                              Attn:  President
                              10811 South Westview Circle Drive
                              Suite 100, Building C
                              Houston, Texas  77043;

with copies to:

                              Greenberg Traurig, LLP
                              Counsel to Seitel, Inc., et al.
                              Attn:  Hal M. Hirsch, Esq.
                                     Clifford E. Neimeth, Esq.
                                     Allen G. Kadish, Esq.
                              The MetLife Building
                              200 Park Avenue
                              New York, New York 10166;

and:

                              Kronish Lieb Weiner & Hellman, LLP
                              Counsel to the Official Committee of
                               Equity Holders of Seitel, Inc.
                              Attn:  Lawrence Gottlieb, Esq.
                                     Alison Newman, Esq.
                              1114 Avenue of the Americas
                              New York, New York  10036;

and:

                              Milbank, Tweed, Hadley & McCloy, LLP
                              Counsel to the Funding Guarantors
                              Attn:  Stephen J. Blauner, Esq.
                              One Chase Manhattan Plaza
                              New York, New York  10005.

Section 12.11 Plan Supplement

     The Amended Certificates of Incorporation, Amended By-Laws, Registration Rights Agreement, Funding Agreement, and such other documents to implement this Plan as may be designated by the Debtors and approved, in form and substance, by the Committee and the Funding Guarantors (such consent not to be unreasonably withheld) shall be contained in the Plan Supplement which shall be Filed not less than 5 days prior to the Confirmation Hearing.

Section 12.12 Compromise of Controversies

     Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under this Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and Equity Interests or controversies resolved pursuant to this Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in this Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Reorganized Debtors, the Estates, and any Entity holding Claims or Equity Interests against the Debtors.

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

Section 12.13 Final Order

     Except as otherwise expressly provided in this Plan, any requirement in this Plan for a Final Order may be waived by the Debtors upon written notice Filed. No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.

Section 12.14 Business Days

     If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

Section 12.15 Severability

     Should the Bankruptcy Court determine, prior to the Effective Date, that any provision of this Plan is either illegal on its face or illegal as applied to any Claims or Equity Interests, such provision shall be unenforceable as to all Holders of Claims or Equity Interests or to the specific Holder of such Claim or Equity Interest, as the case may be, as to which the provision is illegal. Unless otherwise determined by the Bankruptcy Court, such a determination of unenforceability shall in no way limit or affect the enforceability and operative effect of any other provision of this Plan. The Debtors reserve the right not to proceed with Confirmation or consummation of this Plan if any such ruling occurs.

Section 12.16 Time

     Unless otherwise specified herein, in computing any period of time prescribed or allowed by this Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of the next succeeding day that is a Business Day. Otherwise, the provisions of Bankruptcy Rule 9006 shall apply.

Section 12.17 No Interest

     Unless otherwise specifically provided for in this Plan or Confirmation Order or Allowed by a Final Order, post-petition interest shall not accrue or be paid on Claims, and no Holder of a Claim or Equity Interest shall be entitled to such interest or any penalty or late charge accruing on or after the Petition Date on any such Claim or Equity Interest To the extent interest is provided under this Plan, interest shall accrue until the Business Day that is the date prior to payment; to the extent of partial payment, interest shall continue to accrue on the unpaid portion until the date of payment thereof.

Section 12.18 No Attorneys' Fees

     No attorneys' fees shall be paid by the Debtors with respect to any Claim or Equity Interest except as expressly specified herein or Allowed by a Final Order.

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Section 12.19 Defenses with Respect to Unimpaired Claims

     Except as otherwise provided in this Plan, nothing shall affect the rights and legal and equitable defenses of the Debtors, with respect to any Unimpaired Claim, including, but not limited to, all rights in respect of legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

Section 12.20 No Injunctive Relief

     No Holder of a Claim or Equity Interest shall under any circumstances be entitled to specific performance or other injunctive, equitable or other prospective relief, or punitive damages.

Section 12.21 Continued Confidentiality Obligations

     Pursuant to the terms thereof, members of and advisors to the Committee, any other Holder of a Claim or Equity Interest and their respective predecessors, successors and assigns shall continue to be obligated and bound by the terms of any confidentiality agreement executed by them in connection with these Chapter 11 Cases or the Debtors, to the extent that such agreement by its terms, may continue in effect after the Effective Date.

Section 12.22 No Admissions

     Notwithstanding anything herein to the contrary, nothing contained in this Plan shall be deemed an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or Equity Interest or the propriety of any classification of any Claim or Equity Interest.

Section 12.23 Waiver

     The Debtors reserve the right, in their sole discretion, to waive any provision of this Plan to the extent such provision is for the sole benefit of the Debtors and/or their affiliates.

Section 12.24 Waiver of Automatic Stay to Enforce Judgment

     The Debtors may request that the Confirmation Order include (i) a finding that Federal Rule of Civil Procedure 62(a), Bankruptcy Rule 7062 and Bankruptcy Rule 3020(e) shall not apply to the Confirmation Order, and (ii) authorization for the Debtors to consummate this Plan immediately after entry of the Confirmation Order.

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Dated:  Houston, Texas              SEITEL, INC.,
        February 5, 2004             Debtor and Debtor-in-Possession


                                    By: /s/ Larry Lenig, Jr.
                                        ----------------------------------------
                                        Larry E. Lenig, Jr.
                                        President and Chief Executive Officer

                                    Seitel Management, Inc.,
                                    N360X, L.L.C., Seitel Delaware, Inc.,
                                    Seitel Data Corp., Seitel Data, Ltd.,
                                    Seitel Offshore Corp., Datatel, Inc.,
                                    Seitel Solutions, Inc.,
                                    Seitel Solutions, L.L.C., Seitel
                                    Solutions, Ltd., SI Holdings, G.P.,
                                    Seitel Solutions Holdings, L.L.C.,
                                    Seitel Canada Holdings, Inc.,  SEIC, Inc.,
                                    SEIC, L.L.C., DDD Energy, Inc.,
                                    Energy Venture Holdings, L.L.C.,
                                    Endeavor Exploration, L.L.C.,
                                    Seitel Geophysical, Inc.,
                                    Matrix Geophysical, Inc.,
                                    Seitel Gas & Energy Corp.,
                                    Seitel Power Corp., Geo-Bank, Inc.,
                                    Alternative Communication Enterprises, Inc.,
                                    EHI Holdings, Inc., Exsol Inc.,
                                    Seitel IP Holdings, LLC,
                                    Seitel Natural Gas, Inc.,
                                    Seitel Canada L.L.C.
                                    and Express Energy I, LLC,
                                     Debtors and Debtors-in-Possession


                                    By: /s/ Larry Lenig, Jr.
                                        ----------------------------------------
                                        Larry E. Lenig, Jr.
                                        Executive Vice President

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